ALLEGIANT FUNDS PROSPECTUS
                                    R SHARES

                                 OCTOBER 1, 2004
                            AS REVISED JUNE 13, 2005

                                  EQUITY FUNDS
                            INTERNATIONAL EQUITY FUND
                           LARGE CAP CORE EQUITY FUND
                              LARGE CAP GROWTH FUND
                              LARGE CAP VALUE FUND
                               MID CAP GROWTH FUND
                               MID CAP VALUE FUND
                               S&P 500 INDEX FUND
                               SMALL CAP CORE FUND
                              SMALL CAP GROWTH FUND
                              SMALL CAP VALUE FUND


                             ASSET ALLOCATION FUNDS
                           AGGRESSIVE ALLOCATION FUND
                            BALANCED ALLOCATION FUND
                          CONSERVATIVE ALLOCATION FUND


                               FIXED INCOME FUNDS
                                    BOND FUND
                            GOVERNMENT MORTGAGE FUND
                             INTERMEDIATE BOND FUND
                           LIMITED MATURITY BOND FUND
                           TOTAL RETURN ADVANTAGE FUND
                              ULTRA SHORT BOND FUND


                               MONEY MARKET FUNDS
                                MONEY MARKET FUND

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE
         SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[LOGO]
ALLEGIANT(R)
    FUNDS
WWW.ALLEGIANTFUNDS.COM

                               INVESTMENT ADVISER
                                 ALLEGIANT ASSET
                               MANAGEMENT COMPANY

                              ABOUT THIS PROSPECTUS

EFFECTIVE JUNE 13, 2005, THE ARMADA FUNDS WERE RENAMED THE ALLEGIANT FUNDS ("ALLEGIANT") AND THE INVESTMENT ADVISER TO ALLEGIANT, NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, CHANGED ITS NAME TO ALLEGIANT ASSET MANAGEMENT COMPANY (THE "ADVISER"). PLEASE NOTE THAT THESE NAME CHANGES DID NOT RESULT IN A CHANGE TO THE INVESTMENT OBJECTIVE OF ANY INVESTMENT PORTFOLIO OF ALLEGIANT (EACH, A "FUND," COLLECTIVELY, THE "FUNDS") OR ANY FUND'S TICKER SYMBOL.

Allegiant is a mutual fund family that offers different classes of shares in separate Funds. The Funds have individual investment goals and strategies. This prospectus gives you important information that you should know about Class R Shares of the Funds before investing. To obtain more information on Allegiant, visit us on-line at WWW.ALLEGIANTFUNDS.COM or call 1-800-622-FUND (3863). Please read this prospectus and keep it for future reference.

THIS PROSPECTUS HAS BEEN ARRANGED INTO DIFFERENT SECTIONS SO THAT YOU CAN EASILY REVIEW THIS IMPORTANT INFORMATION. ON THE NEXT PAGE, THERE IS SOME GENERAL INFORMATION YOU SHOULD KNOW ABOUT RISK AND RETURN THAT IS COMMON TO EACH OF THE FUNDS. FOR MORE DETAILED INFORMATION ABOUT THE FUNDS, PLEASE SEE:
                                                                          PAGE

ALLEGIANT INTERNATIONAL EQUITY FUND.........................................1
ALLEGIANT LARGE CAP CORE EQUITY FUND........................................5
ALLEGIANT LARGE CAP GROWTH FUND.............................................8
ALLEGIANT LARGE CAP VALUE FUND.............................................11
ALLEGIANT MID CAP GROWTH FUND..............................................14
ALLEGIANT MID CAP VALUE FUND...............................................17
ALLEGIANT S&P 500 INDEX FUND...............................................20
ALLEGIANT SMALL CAP CORE FUND..............................................23
ALLEGIANT SMALL CAP GROWTH FUND............................................25
ALLEGIANT SMALL CAP VALUE FUND.............................................28
ALLEGIANT AGGRESSIVE ALLOCATION FUND.......................................36
ALLEGIANT BALANCED ALLOCATION FUND.........................................40
ALLEGIANT CONSERVATIVE ALLOCATION FUND.....................................44
ALLEGIANT BOND FUND........................................................52
ALLEGIANT GOVERNMENT MORTGAGE FUND.........................................55
ALLEGIANT INTERMEDIATE BOND FUND...........................................58
ALLEGIANT LIMITED MATURITY BOND FUND.......................................61
ALLEGIANT TOTAL RETURN ADVANTAGE FUND......................................64
ALLEGIANT ULTRA SHORT BOND FUND............................................68
ALLEGIANT MONEY MARKET FUND................................................75
MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES.....................80
MORE INFORMATION ABOUT FUND INVESTMENTS....................................85
INVESTOR PROFILES..........................................................87
INVESTMENT ADVISER AND INVESTMENT TEAMS....................................90
PURCHASING, SELLING AND EXCHANGING FUND SHARES.............................98
DIVIDENDS AND TAXES.......................................................111
FINANCIAL HIGHLIGHTS......................................................114

RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. The Adviser manages the investments of each Fund. Allegiant Investment Counselors, Inc. ("Investment Counselors" or "Sub-Adviser") serves as sub-adviser to the Allegiant Small Cap Core Fund. The Adviser, with the assistance of the Sub-Adviser in the case of the Small Cap Core Fund, invests Fund assets in a way that it believes will help a Fund achieve its goal. Investing in each Fund involves risk and there is no guarantee that a Fund will achieve its goal. The Adviser's and Sub-Adviser's judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment.

Except for the Money Market Fund, each Fund's performance is compared to the performance of one or more benchmark indices. Except for the S&P 500 Index Fund, a Fund does not attempt to replicate the performance of its benchmark index. An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower.

The Adviser evaluates the risks and rewards presented by all securities purchased by a Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate. No matter how good a job an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments. Although the Money Market Fund seeks to maintain a constant price per share of $1.00, there is no guarantee that it will achieve this goal and it is possible that you may lose money by investing in the Fund.

An investment in a Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any government agency.

The value of your investment in a Fund is based primarily on the market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Fund owns and the markets in which it trades. The effect on a Fund of a change in the value of a single security will depend on how widely the Fund diversifies its holdings.

EQUITY FUNDS

ALLEGIANT INTERNATIONAL EQUITY FUND

FUND SUMMARY

INVESTMENT GOAL                      Capital appreciation

PRINCIPAL INVESTMENT STRATEGY        Investing in common stocks of issuers
                                     located in at least three foreign
                                     countries

PRINCIPAL RISKS                      Market risk, foreign risk, multi-national
                                     companies risk, country risk,
                                     active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant International Equity Fund's investment objective is to provide capital appreciation by investing in a portfolio of equity securities of foreign issuers. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of foreign issuers. The Fund invests in securities that are tied economically to a number of countries throughout the world. The Fund focuses on issuers included in the Morgan Stanley Capital International Europe, Australasia, Far East (MSCI
EAFE) Index. The MSCI EAFE Index is an unmanaged index which represents the performance of more than 1,000 equity securities of companies located in those regions. The Fund will limit investments in securities of issuers in countries with emerging markets or economies to no more than 10% of the Fund's total assets.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser makes judgments about the attractiveness of countries based upon a collection of criteria. The relative valuation, growth prospects, fiscal, monetary and regulatory government policies are considered jointly and generally in making these judgments. The percentage of the Fund in each country is determined by its relative attractiveness and weight in the MSCI EAFE Index. More than 25% of the Fund's assets may be invested in the equity securities of issuers located in the same country.

Within foreign markets, the Adviser buys and sells securities using risk management software to select stocks that in the aggregate most closely match the stock characteristics and attributes by country within the MSCI EAFE Index. The Adviser may use derivative securities to implement the strategy. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The instruments that are equity securities may include common stocks, American Depositary Receipts or other US listings of foreign common stocks, and exchange traded funds, closed-end funds or stock index futures whose underlying value is derived from common stocks in foreign markets.

Futures contracts combined with investment in money market instruments and forward currency agreements are used to replicate broad market exposure in a particular index. The manager may use these instruments because they lower costs such as commissions, custody, and foreign withholding or stamp taxes. These instruments are not used for the purpose of introducing leverage in the Fund.

The Fund may use exchange traded funds or closed-end funds to gain broad exposure to markets in a more efficient manner. The extent of the Fund's exposure to these instruments is subject to the regulation and guidance of the Securities and Exchange Commission and the instrument's liquidity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that foreign common stocks may underperform other segments of the equity markets or the equity markets as a whole.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

Emerging market countries are countries that the Morgan Stanley Capital International Emerging Markets Index or the United Nations classifies as emerging or developing. Emerging markets may be more likely to experience political turmoil or rapid changes in market or economic conditions than more developed countries. Emerging market countries often have less uniformity in accounting and reporting requirements and unreliable securities valuation. It is sometimes difficult to obtain and enforce court judgments in such countries and there is often a greater potential for nationalization and/or expropriation of assets by the government of an emerging market country. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with the Fund's investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

MULTI-NATIONAL COMPANIES RISK. Companies making up the MSCI EAFE Index are generally issuers of larger cap securities of multi-national companies who are affected by risks worldwide.

COUNTRY RISK. Investment in a particular country of 25% or more of the Fund's total assets will make the Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in different countries.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

CALENDAR YEAR TOTAL RETURNS

1998          1999        2000         2001         2002           2003
19.53%        49.71%      -17.09%      -25.52%      -19.20%        32.59%

Best Quarter                36.05%   (12/31/99)
Worst Quarter              -19.96%   (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 2.49%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MSCI EAFE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------------------------------
CLASS A SHARES                                1 YEAR      5 YEARS   SINCE INCEPTION    DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------
Allegiant International Equity Fund                                                          8/1/97
     Returns Before Taxes                      25.23%     -1.31%        0.60%
     Returns After Taxes on Distributions      24.69%     -1.78%        0.20%
     Returns After Taxes on Distributions
     and Sale of Fund Shares                   16.39%     -1.26%        0.37%
---------------------------------------------------------------------------------------------------------
MSCI EAFE Index 1
(reflects no deduction for fees, expenses or
taxes)                                         38.59%     -0.09%        1.17%            Since 7/31/97
---------------------------------------------------------------------------------------------------------

1 The Morgan Stanley Capital International Europe, Australasia and Far East
  (MSCI EAFE) Index is an unmanaged index comprising 21 MSCI country indices, representing developed markets outside of North America.

FUND FEES AND EXPENSES

See page 31 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT LARGE CAP CORE EQUITY FUND
         (FORMERLY KNOWN AS THE "ARMADA CORE EQUITY FUND")

FUND SUMMARY

INVESTMENT GOAL                             Capital appreciation

PRINCIPAL INVESTMENT STRATEGY               Investing in common stocks of
                                            large cap companies

PRINCIPAL RISKS                             Market risk, active trading risk


PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Core Equity Fund's investment objective is to provide capital appreciation by blending value and growth investment styles. The investment objective may be changed without a shareholder vote.

The Fund's Adviser believes that the best approach to the large cap equity market is to employ a philosophy combining disciplined portfolio construction with flexible security selection. The Fund is generally a focused portfolio and is invested sector neutral to the S&P 500 Composite Stock Price Index, thus providing shareholders with a broad equity market exposure. A large portion of the Fund will be invested in companies with market capitalizations similar to the S&P 500 Composite Stock Price Index.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser utilizes a systematic, disciplined investment process when selecting individual securities. The Adviser focuses on a combination of fundamental, technical, and sentiment factors to help identify appropriate investments for the Fund. Among the factors considered are the following: the quality of the company's management team; industry position; the company's business model; and historical growth rates. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1998          1999        2000      2001          2002            2003
31.99%        19.72%      1.45%     -14.49%       -20.44%         26.69%

Best Quarter       25.04%   (12/31/98)
Worst Quarter     -17.62%   (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.16%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-----------------------------------------------------------------------------------------------------
                                                                         SINCE
CLASS A SHARES                                1 YEAR      5 YEARS      INCEPTION   DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------
Allegiant Large Cap Core Equity Fund                                                    8/1/97
     Returns Before Taxes                     19.72%       -0.22%        4.68%
     Returns After Taxes on Distributions     19.42%       -1.07%        3.72%
     Returns After Taxes on Distributions
     and Sale of Fund Shares                  12.79%       -0.38%        3.70%
-----------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses
or taxes)                                     28.68%       -0.57%        3.92%       Since 7/31/97
-----------------------------------------------------------------------------------------------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.


FUND FEES AND EXPENSES

See page 31 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT LARGE CAP GROWTH FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY GROWTH FUND")

FUND SUMMARY

INVESTMENT GOAL                             Capital appreciation

PRINCIPAL INVESTMENT STRATEGY               Investing in growth-oriented common
                                            stocks of large cap companies

PRINCIPAL RISKS                             Market risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded larger cap equity securities. The investment objective may be changed without shareholder vote.

The Fund's Adviser believes that the best approach to the large cap equity market is to employ a philosophy combining disciplined portfolio construction with flexible security selection. The Fund is generally a focused portfolio and is invested sector neutral to the Russell 1000 Growth Index, thus providing shareholders with increased exposure to the growth areas of the equity market. A large portion of the Fund will be invested in companies with market capitalizations similar to the Russell 1000 Growth Index. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                      CALENDAR YEAR TOTAL RETURNS

1994    1995    1996    1997    1998    1999    2000    2001     2002     2003
-0.94%  28.51%  19.98%  36.34%  28.74%  22.66%  -5.48%  -16.53%  -28.39%  19.75%

Best Quarter       22.85%    (12/31/98)
Worst Quarter     -16.15%    (3/31/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.43%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE RUSSELL 1000 GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-------------------------------------------------------------------------------------------------------

CLASS A SHARES                                                      1 YEAR      5 YEARS   10 YEARS
-------------------------------------------------------------------------------------------------------
Allegiant Large Cap Growth Fund
     Returns Before Taxes                                           13.16%      -4.75%     7.71%
     Returns After Taxes on Distributions                           13.05%      -5.03%     6.18%
     Returns After Taxes on Distributions and Sale of Fund Shares    8.55%      -4.03%     5.92%
-------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or taxes)                 28.68%      -0.57%     11.07%
-------------------------------------------------------------------------------------------------------
Russell 1000 Growth Index 2,3
(reflects no deduction for fees, expenses or taxes)                 29.75%      -5.11%     9.21%
-------------------------------------------------------------------------------------------------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

2 The Russell 1000 Growth Index measures the performance of companies in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.

3 On May 12, 2004 the Fund's benchmark was changed to the Russell 1000 Growth
  Index. The Adviser feels that this index serves as a better comparison for the Fund.

FUND FEES AND EXPENSES

See page 31 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LARGE CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                           Capital appreciation

PRINCIPAL INVESTMENT STRATEGY             Investing in value-oriented common
                                          stocks of large cap companies

PRINCIPAL RISK                            Market risk


PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded large capitalization equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1995    1996     1997    1998    1999     2000     2001      2002       2003
27.37%  17.89%   28.87%  9.77%   -0.25%   11.30%   -4.05%    -15.22%    26.78%

Best Quarter       15.42%   (6/30/03)
Worst Quarter     -17.98%   (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 2.35%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 1000 VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

------------------------------------------------------------------------------------------------------
CLASS A SHARES                                 1 YEAR    5 YEARS   SINCE INCEPTION DATE OF INCEPTION
------------------------------------------------------------------------------------------------------
Allegiant Large Cap Value Fund                                                          8/22/94
     Returns Before Taxes                      19.84%     1.59%         9.07%
     Returns After Taxes on Distributions      19.40%     0.54%         7.79%
     Returns After Taxes on Distributions and
     Sale of Fund Shares                       12.85%     0.82%         7.27%
------------------------------------------------------------------------------------------------------
Russell 1000 Value Index 1
(reflects no deduction for fees, expenses or
taxes)                                         30.03%     3.56%         12.42%       Since 8/31/94
------------------------------------------------------------------------------------------------------

1 The Russell 1000 Value Index measures the performance of companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 32 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MID CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                             Capital appreciation

PRINCIPAL INVESTMENT STRATEGY               Investing in growth-oriented common
                                            stocks of medium-sized
                                            companies

PRINCIPAL RISKS                             Market risk, active trading risk



PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Mid Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded mid cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with medium stock market capitalizations. In selecting investments for the Fund to buy and sell, the Adviser invests in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, sound and improving financial fundamentals and presently exhibit the potential for growth. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a mid-capitalization or "mid cap" company to be one that has a market capitalization at the time of purchase between $1 billion and $15 billion. The Fund notes that capitalizations of greater than approximately $8 billion are considered to be in the "large cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."


PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

Performance information before June 10, 2000 represents performance of the Parkstone Mid Capitalization Fund which was reorganized into the Allegiant Mid Cap Growth Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1994    1995     1996   1997    1998    1999    2000    2001     2002     2003
-5.43%  29.58%   18.53% 11.60%  11.04%  45.47%  -8.11%  -19.17%  -31.25%  33.68%

Best Quarter       34.98%   (12/31/99)
Worst Quarter     -27.16%   (9/30/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.46%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL MID CAP GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------------------------------------------------------------------------
CLASS A SHARES                                                        1 YEAR      5 YEARS    10 YEARS
----------------------------------------------------------------------------------------------------------
Allegiant Mid Cap Growth Fund
     Returns Before Taxes                                             26.37%      -1.27%      5.38%
     Returns After Taxes on Distributions                             26.37%      -4.35%      1.43%
     Returns After Taxes on Distributions and Sale of Fund Shares     17.14%      -1.80%      3.00%
----------------------------------------------------------------------------------------------------------
Russell Midcap Growth Index 1
(reflects no deduction for fees, expenses or taxes)                   42.71%      2.01%       9.40%
----------------------------------------------------------------------------------------------------------

1 The Russell Midcap Growth Index measures the performance of those companies in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The Russell Midcap Index measures the performance of the 800 smallest U.S. companies among the largest 1,000 U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 32 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MID CAP VALUE FUND
         (FORMERLY KNOWN AS THE "ARMADA SMALL/MID CAP VALUE FUND")

FUND SUMMARY

INVESTMENT GOAL                              Long-term capital appreciation

PRINCIPAL INVESTMENT STRATEGY                Investing in value-oriented common
                                             stocks of mid cap companies

PRINCIPAL RISK                               Market risk


PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Mid Cap Value Fund's investment objective is to provide long-term capital appreciation. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies that are considered to have mid cap stock market capitalizations. Companies meeting this criteria are ones that have a market capitalization between $1 billion and $15 billion at the time the Fund purchases the company's securities. The Fund notes that capitalizations of greater than approximately $8 billion are considered to be in the "large cap" range by some industry sources.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-sales, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer no longer meets the market capitalization criteria stated above, so long as the security otherwise continues to meet investment criteria.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

Prior to March 1, 2004, the Fund invested in value-oriented common stocks of small cap and mid cap companies. Accordingly, performance information prior to March 1, 2004 reflects the results of the previous investment strategy.

CALENDAR YEAR TOTAL RETURNS

2003
34.50%

Best Quarter               16.95%        (6/30/03)
Worst Quarter              -3.96%        (3/31/03)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 7.46%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL MIDCAP VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------------------------------------------------------
CLASS A SHARES                            1 YEAR    SINCE INCEPTION  DATE OF INCEPTION
----------------------------------------------------------------------------------------
Allegiant Mid Cap Value Fund                                              7/1/02
   Returns Before Taxes                    27.09%        10.26%
   Returns After Taxes on Distributions    26.12%         9.64%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                 17.70%         8.41%
----------------------------------------------------------------------------------------
Russell Midcap Value Index 1
(reflects no deduction for fees,
expenses or taxes)                         38.07%        13.73%         Since 6/30/02
----------------------------------------------------------------------------------------

1 The Russell Midcap Value Index is an unmanaged, market-weighted total return index that tracks the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth rates.


FUND FEES AND EXPENSES

See page 32 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT S&P 500 INDEX FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY INDEX FUND")

FUND SUMMARY

INVESTMENT GOAL                           To approximate, before Fund
                                          expenses, the investment results of
                                          the S&P 500 Composite Stock Price
                                          Index

PRINCIPAL INVESTMENT STRATEGY             Investing in stocks that comprise the
                                          S&P 500 Composite Stock Price Index

PRINCIPAL RISKS                           Market risk, tracking error risk


PRINCIPAL INVESTMENT STRATEGIES

The Allegiant S&P 500 Index Fund's investment objective is to provide investment results that, before Fund expenses, approximate the aggregate price and dividend performance of the securities included in the S&P 500 Composite Stock Price Index by investing in securities comprising the S&P 500 Composite Stock Price Index. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Adviser invests substantially all, but in no event less than 80%, of the Fund's net assets plus any borrowings for investment purposes in stocks included in the S&P 500 Composite Stock Price Index (the "Index"). The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Index is made up of common stocks of 500 large, publicly traded companies. The vast majority of the Fund's assets is invested in stocks included in the Index in approximately the same relative proportion as those stocks are held in the Index. The Adviser does not generally "manage" the Fund in the traditional sense (i.e., by using economic, financial or market analysis). However, the Adviser believes that employing certain active management strategies for a small percentage of the Fund's assets, if successful, will result in net returns after expenses that may more closely approximate the returns of the Index. Consequently, the Fund may purchase a security that is scheduled to be included in the Index but prior to the effective inclusion date. The Fund may also temporarily continue to hold a security that has been deleted from the Index. A diversified subset of stocks held in the Fund may have weights slightly higher or lower than those in the Index with the goal of adding small incremental performance relative to the Index. Stocks that are held in very small proportions in the Index may be excluded from the Fund or held short if they are expected to underperform. In addition, the Fund may sell securities short.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that common stocks comprising the S&P 500 Composite Stock Price Index may underperform other segments of the equity markets or the equity markets as a whole.

TRACKING ERROR RISK. The Fund's ability to replicate the performance of the S&P 500 Composite Stock Price Index will depend to some extent on the size and timing of cash flows into and out of the Fund, as well as on the level of the Fund's expenses.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1999          2000          2001         2002              2003
20.28%        -9.45%        -12.47%      -22.57%           27.96%

Best Quarter       15.28%   (6/30/03)
Worst Quarter     -17.37%   (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 2.99%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

---------------------------------------------------------------------------------------------------
                                                                          SINCE       DATE OF
CLASS A SHARES                                      1 YEAR    5 YEARS   INCEPTION    INCEPTION
---------------------------------------------------------------------------------------------------
Allegiant S&P 500 Index Fund                                                          10/15/98
     Returns Before Taxes                           23.23%    -1.88%      1.28%
     Returns After Taxes on Distributions           22.78%    -2.26%     -0.89%
     Returns After Taxes on Distributions and Sale
     of Fund Shares                                 15.06%    -1.81%     -0.66%
---------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or taxes) 28.68%    -0.57%      1.68%    Since 10/31/98
---------------------------------------------------------------------------------------------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole. "S&P 500" is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Allegiant Asset Management Company. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

FUND FEES AND EXPENSES

See page 32 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT SMALL CAP CORE FUND

FUND SUMMARY

INVESTMENT GOAL                             Capital appreciation

PRINCIPAL INVESTMENT STRATEGY               Investing in common stocks of
                                            small cap companies

PRINCIPAL RISKS                             Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Core Fund's investment objective is to provide capital appreciation. The Fund intends to achieve this objective by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Sub-Adviser's investment process is to invest in securities of companies based on the Sub-Adviser's analysis of the company's cash flow. The Sub-Adviser's investment process focuses, specifically, on Cash Flow Return on Investment (CFROI(R)).1 CFROI(R) is calculated in percentage terms by dividing gross cash flow by gross cash investment. CFROI(R) is an inflation-adjusted measure of corporate performance that attempts to reduce accounting distortions and allow for more accurate comparisons between companies, different market caps, sectors and industries. The Sub-Adviser believes that CFROI(R) provides a more accurate predictor of future value than other broadly used analysis methods. The Sub-Adviser first screens companies based on corporate performance utilizing the CFROI(R) measure, and then screens companies based on cash flow valuation metrics to determine if the stock is attractively priced. The Sub-Adviser believes that it does not matter what a particular company's cash flow change is if the stock is overvalued.

In addition, as part of its screening process, the Sub-Adviser looks for companies whose management understands how to create value for shareholders, deploy capital, that have low debt and a consistent dividend policy, and that are market leaders with respect to the product or service they provide, as well as companies that are part of a strong or growing industry. The Sub-Adviser will generally sell a security when cash flow return on investment flattens or declines, market price equals or exceeds cash flow value "target," company characteristics deteriorate, when there are earnings warnings, and when the stock experiences underperformance. However, none of the sell characteristics are automatic.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization of between $100 million to $3 billion at the time of purchase. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

------------------
1 CFROI is a registered trademark of CSFB Holt.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Since the Fund did not commence operations until April 2, 2004, performance results have not been provided.

The Fund will compare its performance to the Russell 2000 Index. The Russell 2000 Index is an unmanaged index comprised of the 2,000 smallest companies of the 3,000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 33 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT SMALL CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                            Capital appreciation

PRINCIPAL INVESTMENT STRATEGY              Investing in growth-oriented common
                                           stocks of small cap companies

PRINCIPAL RISKS                            Market risk, small companies risk,
                                           active trading risk


PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser seeks to invest in small capitalization companies with strong growth in revenue, earnings and cash flow. Purchase decisions are also based on the security's valuation relative to the company's expected growth rate, earnings quality and competitive position, valuation compared to similar securities and the security's trading liquidity. Reasons for selling securities include disappointing fundamentals, negative industry developments, evidence of management's inability to execute a sound business plan, capitalization exceeding the Adviser's definition of "small capitalization," desire to reduce exposure to an industry or sector, and valuation levels which cannot be justified by the company's fundamental growth prospects. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase of between $100 million and $3 billion. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1998         1999        2000          2001        2002          2003
7.28%        35.63%      -15.19%       -8.27%      -39.47%       45.14%

Best Quarter       36.11%   (12/31/99)
Worst Quarter     -25.82%   (9/30/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -3.98%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 2000 GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-------------------------------------------------------------------------------------------------------
CLASS A SHARES                                  1 YEAR   5 YEARS   SINCE INCEPTION  DATE OF INCEPTION
-------------------------------------------------------------------------------------------------------
Allegiant Small Cap Growth Fund                                                          8/1/97
     Returns Before Taxes                       37.21%   -2.61%         0.11%
     Returns After Taxes on Distributions       37.21%   -2.98%        -0.27%
     Returns After Taxes on Distributions and
     Sale of Fund Shares                        24.19%   -2.20%         0.04%
-------------------------------------------------------------------------------------------------------
Russell 2000 Growth Index 1
(reflects no deduction for fees, expenses or
taxes)                                          48.54%    0.86%         1.19%         Since 7/31/97
-------------------------------------------------------------------------------------------------------

1 The Russell 2000 Growth Index is comprised of securities in the Russell 2000
  Index with higher than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 33 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT SMALL CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                          Capital appreciation

PRINCIPAL INVESTMENT STRATEGY            Investing in value-oriented common
                                         stocks of small cap companies

PRINCIPAL RISKS                          Market risk, small companies risk,
                                         active trading risk


PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than the market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer is no longer considered a small cap company, so long as the security otherwise continues to meet investment criteria. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase between $100 million and $3 billion. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.


                           CALENDAR YEAR TOTAL RETURNS

1995      1996     1997     1998     1999    2000     2001      2002      2003
18.41%    22.32%   32.05%   -7.64%   7.65%   33.22%   17.03%    -10.75%   38.62%

Best Quarter       19.22%   (12/31/01)
Worst Quarter     -17.92%   (9/30/98)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 6.49%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 2000 VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

---------------------------------------------------------------------------------------------------
CLASS A SHARES                                1 YEAR    5 YEARS  SINCE INCEPTION DATE OF INCEPTION
---------------------------------------------------------------------------------------------------
Allegiant Small Cap Value Fund                                                        8/15/94
     Returns Before Taxes                     31.02%    14.44%        14.71%
     Returns After Taxes on Distributions     30.50%    12.77%        12.49%
     Returns After Taxes on Distributions
     and Sale of Fund Shares                  20.79%    11.63%        11.71%
---------------------------------------------------------------------------------------------------
Russell 2000 Value Index 1
(reflects no deduction for fees, expenses
or taxes)                                     26.03%    12.28%        13.70%       Since 7/31/94
---------------------------------------------------------------------------------------------------

1 The Russell 2000 Value Index is comprised of securities in the Russell 2000
  Index with lower than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 33 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES                                    INTERNATIONAL EQUITY FUND   LARGE CAP CORE EQUITY FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases
(as percentage of offering price)                              None                      None
----------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value)1                               0.75%                      0.75%
----------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends and Other Distributions (as a percentage
of offering price)                                             None                      None
----------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount
redeemed, if applicable)                                       None                      None
----------------------------------------------------------------------------------------------------------
Exchange Fee                                                   None                      None
----------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees                                      1.15% 2                    0.75%
----------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                                     0.60%                      0.60%
----------------------------------------------------------------------------------------------------------
Other Expenses                                                0.21%                      0.14%
----------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                          1.96% 2                    1.49%
----------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES                                      LARGE CAP GROWTH FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases
(as percentage of offering price)                              None
----------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value) 1                              0.75%
----------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends and Other Distributions (as a percentage
of offering price)                                             None
----------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount
redeemed, if applicable)                                       None
----------------------------------------------------------------------------------------------------------
Exchange Fee                                                   None
----------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees                                      0.75%
----------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                                  0.60%
----------------------------------------------------------------------------------------------------------
Other Expenses                                                0.13%
----------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                            1.48%
----------------------------------------------------------------------------------------------------------


SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)                   LARGE CAP VALUE FUND       MID CAP GROWTH FUND
Maximum Sales Charge (Load) Imposed on Purchases
(as percentage of offering price)                              None                      None
----------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value) 1                              0.75%                      0.75%
----------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends and Other Distributions (as a percentage
of offering price)                                             None                      None
----------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount                      None                      None
redeemed, if applicable)
----------------------------------------------------------------------------------------------------------
Exchange Fee                                                   None                      None
----------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees                                      0.75%                     1.00% 2
----------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                                  0.60%                      0.60%
----------------------------------------------------------------------------------------------------------
Other Expenses                                                0.14%                      0.21%
----------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                            1.49%                     1.81% 2
----------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES                                        MID CAP VALUE FUND        S&P 500 INDEX FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases
(as percentage of offering price)                              None                      None
----------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value) 1                              0.75%                      0.75%
----------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends and Other Distributions (as a percentage
of offering price)                                             None                      None
----------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount                      None
redeemed, if applicable)                                                                 None
----------------------------------------------------------------------------------------------------------
Exchange Fee                                                   None                      None
----------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees 2                                    1.00%                     0.35%
----------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                                  0.60%                      0.60%
----------------------------------------------------------------------------------------------------------
Other Expenses                                                0.18%                      0.14%
----------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 2                                          1.78%                     1.09%
----------------------------------------------------------------------------------------------------------


SHAREHOLDER FEES                                       SMALL CAP CORE FUND          SMALL CAP GROWTH FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases
(as percentage of offering price)                              None                         None
-------------------------------------------------------------------------------- ----------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value) 1                              0.75%                         0.75%
-------------------------------------------------------------------------------- ----------------------------
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends and Other Distributions (as a percentage
of offering price)                                             None                         None
-------------------------------------------------------------------------------- ----------------------------
Redemption Fee (as a percentage of amount                      None                         None
redeemed, if applicable)
-------------------------------------------------------------------------------- ----------------------------
Exchange Fee                                                   None                         None
-------------------------------------------------------------------------------- ----------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees                                      1.00% 3                      1.00% 2
-------------------------------------------------------------------------------- ----------------------------
Distribution
(12b-1) Fees                                                  0.60%                         0.60%
-------------------------------------------------------------------------------- ----------------------------
Other Expenses                                                0.16% 4                       0.18%
-------------------------------------------------------------------------------- ----------------------------
Total Annual Fund
Operating Expenses                                            1.76%                        1.78% 2
-------------------------------------------------------------------------------- ----------------------------

SHAREHOLDER FEES                                       SMALL CAP VALUE FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases
(as percentage of offering price)                              None
--------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value) 1                              0.75%
--------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends and Other Distributions (as a percentage
of offering price)                                             None
--------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount                      None
redeemed, if applicable)
--------------------------------------------------------------------------------
Exchange Fee                                                   None
--------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees                                      1.00%
--------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                                  0.60%
--------------------------------------------------------------------------------
Other Expenses                                                0.13%
--------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                            1.73%
--------------------------------------------------------------------------------

1 A contingent deferred sales charge is charged only with respect to Class R
  Shares redeemed prior to eighteen months from the date of purchase.

2 The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

FUND                         ADVISORY FEES      TOTAL EXPENSES
------------------------------------------------------------------
Mid Cap Growth Fund              0.75%              1.56%
Mid Cap Value Fund               0.75%              1.58%
S&P 500 Index Fund               0.20%              0.93%

The Adviser expects to continue waiving a portion of its advisory fees for these Funds and to waive a portion of its advisory fee for the International Equity Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

FUND                         ADVISORY FEES      TOTAL EXPENSES
------------------------------------------------------------------
International Equity Fund        1.00%              1.81%
Mid Cap Growth Fund              0.75%              1.56%
Mid Cap Value Fund               0.75%              1.53%
S&P 500 Index Fund               0.20%              0.94%

Effective March 1, 2005, the Adviser may waive a portion of its advisory fees for the Small Cap Growth Fund during the current fiscal year. The Adviser has revised the advisory fee waiver for the Mid Cap Growth Fund. The Adviser may waive an additional 0.10% of its advisory fees over the applied, planned waivers noted below. After these fee waivers, the Investment Advisory Fees and Total Annual Fund Operating Expenses for these Funds for the current fiscal year are expected to be:

FUND                         ADVISORY FEES      TOTAL EXPENSES
------------------------------------------------------------------
Mid Cap Growth Fund              0.45%               1.56%
Small Cap Growth Fund            0.55%               1.78%

These fee waivers are voluntary and may be revised or discontinued at any time.

3 From its advisory fee, the Adviser pays a sub-advisory fee of 0.50% to Investment Counselors, sub-adviser to the Fund.

4 Other Expenses for the Small Cap Core Fund are based on estimated amounts for the current fiscal year.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Equity Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                1 YEAR       3 YEARS      5 YEARS       10 YEARS
                                ------       -------      -------       --------
INTERNATIONAL EQUITY FUND
    Class R Shares 1             $274          $615       $1,057        $2,285
    Class R Shares 2              199           615        1,057         2,285
LARGE CAP CORE EQUITY FUND
    Class R Shares 1              227           471          813         1,779
    Class R Shares 2              152           471          813         1,779
LARGE CAP GROWTH FUND
    Class R Shares 1              226           468          808         1,768
    Class R Shares 2              151           468          808         1,768

LARGE CAP VALUE FUND
    Class R Shares 1              227           471          813         1,779
    Class R Shares 2              152           471          813         1,779
MID CAP GROWTH FUND
    Class R Shares 1              259           569          980         2,127
    Class R Shares 2              184           569          980         2,127
MID CAP VALUE FUND
    Class R Shares 1              256           560          964         2,095
    Class R Shares 2              181           560          964         2,095
S&P 500 INDEX FUND
    Class R Shares 1              186           347          601         1,329
    Class R Shares 2              111           347          601         1,329
SMALL CAP CORE FUND
    Class R Shares 1              254           554          N/A          N/A
    Class R Shares 2              179           554          N/A          N/A
SMALL CAP GROWTH FUND
    Class R Shares 1              256           560          964         2,095
    Class R Shares 2              181           560          964         2,095
SMALL CAP VALUE FUND
     Class R Shares 1             251           545          939         2,041
     Class R Shares 2             176           545          939         2,041

1 If you sell your shares at the end of the period.
2 If you do not sell your shares at the end of the period.

ASSET ALLOCATION FUNDS

ALLEGIANT AGGRESSIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                    Capital appreciation with current income
                                   as a secondary objective

PRINCIPAL INVESTMENT STRATEGY      Investing in a combination of Underlying
                                   Allegiant Funds that, in turn, invest
                                   primarily in U.S. and foreign common
                                   stocks and, to a lesser extent, in
                                   investment-grade fixed income
                                   securities and cash equivalents

PRINCIPAL RISKS                    Market risk, interest rate
                                   risk, credit risk,
                                   prepayment/extension risk,
                                   allocation risk, small companies
                                   risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Aggressive Allocation Fund's investment objective is to provide capital appreciation with current income as a secondary objective. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Allegiant Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 85.

The Fund invests in Underlying Allegiant Funds in accordance with weightings determined by the Adviser. The Underlying Allegiant Funds invest directly in equity and fixed income securities in accordance with their own investment policies and strategies.

The Fund intends to invest 60% to 90% of its net assets in shares of Underlying Allegiant Funds that invest primarily in equity securities (Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth and Allegiant Small Cap Value Funds), 10% to 40% of its net assets in shares of Underlying Allegiant Funds that invest primarily in fixed income securities (Allegiant Bond and Allegiant Intermediate Bond Funds) and 0% to 20% of its net assets in shares of the Allegiant Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Allegiant Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Allegiant International Equity Fund.

The Fund's assets may be reallocated among the Underlying Allegiant Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Allegiant Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Allegiant Funds and allocation of the Fund's assets among them. Since some Underlying Allegiant Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of equity securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response.

The prices of fixed income securities in which some Underlying Allegiant Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Allegiant Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Allegiant Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Allegiant Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as Government National Mortgage Association ("GNMA"), are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal Home Loan Banks ("FHLBs"), are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Allegiant Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Allegiant Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Allegiant Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Allegiant Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Allegiant Funds will not anticipate market trends successfully. For example, weighting Underlying Allegiant Funds that invest in common stocks too heavily during a stock market decline may result in a loss. Conversely, investing too heavily in Underlying Allegiant Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Allegiant Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Allegiant Funds both because the fees payable to the Adviser by some Underlying Allegiant Funds are higher than fees payable by other Underlying Allegiant Funds and because the Adviser is also responsible for managing the Underlying Allegiant Funds. The Trustees and officers of Allegiant may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Allegiant Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class A Shares during the last calendar year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

CALENDAR YEAR TOTAL RETURNS

2002      2003
-19.08%   23.41%

Best Quarter       13.89%   (6/30/03)
Worst Quarter     -14.66%   (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.65%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE AGGRESSIVE ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------------------------------------------------------------------------
CLASS A SHARES                                                1 YEAR    SINCE INCEPTION  DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------
Allegiant Aggressive Allocation Fund                                                           3/6/01
     Returns Before Taxes                                      17.50%        -3.29%
     Returns After Taxes on Distributions                      17.37%        -3.65%
     Returns After Taxes on Distributions and Sale of Fund
     Shares                                                    11.37%        -3.00%
------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)            4.10%          7.09%        Since 2/28/01
------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)            28.68%        -2.21%        Since 2/28/01
------------------------------------------------------------------------------------------------------------
Aggressive Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)            22.54%         0.12%        Since 2/28/01
------------------------------------------------------------------------------------------------------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.

2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

3 The Aggressive Allocation Hybrid Benchmark Index is a blend of 75% S&P 500
  Composite Index and 25% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 48 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT BALANCED ALLOCATION FUND


FUND SUMMARY

INVESTMENT GOAL                   Long-term capital appreciation and
                                  current income

PRINCIPAL INVESTMENT STRATEGY     Investing in a diversified portfolio of
                                  common stocks, investment grade fixed income securities and cash equivalents with varying asset allocations depending on the Adviser's assessment of market conditions

PRINCIPAL RISKS                   Market risk, allocation risk,
                                  small companies risk, foreign risk,
                                  interest rate risk, credit risk,
                                  active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Balanced Allocation Fund's investment objective is to provide long-term capital appreciation and current income. The investment objective may be changed without a shareholder vote.

The Fund intends to invest 45% to 75% of its net assets in equity securities, such as common stocks and convertible securities, 25% to 55% of its net assets in investment grade fixed income securities, such as corporate bonds, U.S. government and agency securities, mortgage-backed securities and asset-backed securities, and up to 30% of its net assets in cash and cash equivalent securities. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. The Fund may invest up to 20% of its total assets at the time of purchase in foreign securities (which includes common stock, preferred stock and convertible bonds of companies headquartered outside the United States). The Fund also invests in the common stock of small capitalization companies.

The Adviser buys and sells equity securities based on their potential for long-term capital appreciation. The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities (which are those rated at the time of investment in one of the four highest rating categories by a major rating agency) for current income. If a fixed income security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the best interests of investors to sell. The Adviser buys and sells fixed income securities and cash equivalents based on a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund invests in cash equivalent, short-term obligations for stability and liquidity. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income or equity markets as a whole.

ALLOCATION RISK. The Fund is also subject to the risk that the Adviser's asset allocation decisions will not anticipate market trends successfully. For example, weighting common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.


                           CALENDAR YEAR TOTAL RETURNS

1999            2000         2001          2002             2003
14.97%          1.51%        -7.08%        -13.89%          21.96%

Best Quarter       16.10%   (12/31/99)
Worst Quarter     -10.97%   (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.19%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE BALANCED ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------------------------------------------------------------------
                                                                           SINCE       DATE OF
CLASS A SHARES                                     1 YEAR     5 YEARS    INCEPTION    INCEPTION
----------------------------------------------------------------------------------------------------
Allegiant Balanced Allocation Fund                                                     7/31/98
     Returns Before Taxes                           16.18%      1.65%      3.05%
     Returns After Taxes on Distributions           15.83%      0.14%      1.10%
     Returns After Taxes on Distributions and Sale
     of Fund Shares                                 10.50%      0.59%      1.38%
----------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1 (reflects no
deduction for fees, expenses or taxes)              4.10%       6.62%      6.94%    Since 7/31/98
----------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2 (reflects no
deduction for fees, expenses or taxes)              28.68%     -0.57%      1.31%    Since 7/31/98
----------------------------------------------------------------------------------------------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes) 18.85%      2.31%      3.56%    Since 7/31/98
----------------------------------------------------------------------------------------------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.

2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

3 The Balanced Allocation Hybrid Benchmark Index is a blend of 60% S&P 500
  Composite Stock Price Index and 40% Lehman Aggregate Bond Index, as calculated by the Adviser.


FUND FEES AND EXPENSES

See page 48 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT CONSERVATIVE ALLOCATION FUND


FUND SUMMARY

INVESTMENT GOAL                      Current income and moderate capital
                                     appreciation consistent with preservation of capital

PRINCIPAL INVESTMENT STRATEGY        Investing in a combination of Underlying
                                     Allegiant Funds that, in turn, invest
                                     primarily in investment-grade fixed income securities and, to a lesser extent, in U.S.
                                     and foreign common stocks and cash
                                     equivalents

PRINCIPAL RISKS                      Market risk, interest rate risk,
                                     credit risk, prepayment/extension risk,
                                     allocation risk, small companies risk,
                                     conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Conservative Allocation Fund's investment objective is to provide current income and moderate capital appreciation consistent with the preservation of capital. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Allegiant Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 85.

The Fund invests in Underlying Allegiant Funds in accordance with weightings determined by the Adviser. The Underlying Allegiant Funds invest directly in fixed income and equity securities in accordance with their own investment policies and strategies.

The Fund intends to invest 50% to 80% of its net assets in shares of Underlying Allegiant Funds that invest primarily in fixed income securities (Allegiant Bond and Allegiant Intermediate Bond Funds), 20% to 50% of its net assets in shares of Underlying Allegiant Funds that invest primarily in equity securities (Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth and Allegiant Small Cap Value Funds), and 0% to 20% of its net assets in shares of the Allegiant Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Allegiant Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Allegiant International Equity Fund.

The Fund's assets may be reallocated among the Underlying Allegiant Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Allegiant Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Allegiant Funds and allocation of the Fund's assets among them. The prices of fixed income securities in which some Underlying Allegiant Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

Since some Underlying Allegiant Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Allegiant Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Allegiant Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Allegiant Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Allegiant Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Allegiant Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Allegiant Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Allegiant Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Allegiant Funds will not anticipate market trends successfully. For example, weighting Underlying Allegiant Funds that invest in common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in Underlying Allegiant Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Allegiant Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Allegiant Funds both because the fees payable to the Adviser by some Underlying Allegiant Funds are higher than fees payable by other Underlying Allegiant Funds and because the Adviser is also responsible for managing the Underlying Allegiant Funds. The Trustees and officers of Allegiant may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Allegiant Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class A Shares during the last calendar year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

2002               2003
-6.05%             13.59%

Best Quarter       8.19%    (6/30/03)
Worst Quarter     -4.97%    (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.07%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE CONSERVATIVE ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

---------------------------------------------------------------------------------------------------------
                                                                                SINCE        DATE OF
CLASS A SHARES                                                      1 YEAR    INCEPTION     INCEPTION
---------------------------------------------------------------------------------------------------------
Allegiant Conservative Allocation Fund                                                        3/6/01
     Returns Before Taxes                                            8.21%       0.81%
     Returns After Taxes on Distributions                            7.62%       0.00%
     Returns After Taxes on Distributions and Sale of Fund Shares    5.31%       0.18%
---------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                  4.31%       7.17%    Since 2/28/01
---------------------------------------------------------------------------------------------------------
S&P Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)                  28.68%     -2.21%    Since 2/28/01
---------------------------------------------------------------------------------------------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)                  13.07%      3.89%    Since 2/28/01
---------------------------------------------------------------------------------------------------------

1 The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate term bonds.

2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

3 The Conservative Allocation Hybrid Benchmark Index is a blend of 35% S&P 500
  Composite Stock Price Index and 65% Lehman Intermediate U.S. Government/Credit Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 49 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 FUND FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES                             AGGRESSIVE ALLOCATION     BALANCED ALLOCATION FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)                  FUND
Maximum Sales Charge (Load) Imposed on
Purchases (as a percentage of offering
price)                                                None                    None
-----------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value) 1                     0.75%                    0.75%
-----------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of offering
price)                                                None                    None
-----------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount                                     None
redeemed, if applicable)                              None
-----------------------------------------------------------------------------------------------
Exchange Fee                                          None                    None
-----------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees                             0.25% 2                  0.75%
-----------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                         0.60%                    0.60%
-----------------------------------------------------------------------------------------------
Other Expenses                                       0.25%                    0.18%
-----------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                   1.10% 2                  1.53%
-----------------------------------------------------------------------------------------------
Indirect Underlying Fund Expenses                    1.00% 3                   N/A
-----------------------------------------------------------------------------------------------
Total Fund Operating and Indirect Expenses           2.10% 3                   N/A
-----------------------------------------------------------------------------------------------

SHAREHOLDER FEES                               CONSERVATIVE ALLOCATION FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on
Purchases (as a percentage of
offering price)                                          None
-------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of net asset value) 1                         0.75%
-------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of offering
price)                                                   None
-------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount                None
redeemed, if applicable)
-------------------------------------------------------------------------------
Exchange Fee                                             None
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees 2                              0.25%
-------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                            0.60%
-------------------------------------------------------------------------------
Other Expenses                                          0.23%
-------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 2                                    1.08%
-------------------------------------------------------------------------------
Indirect Underlying Fund Expenses 3                     0.86%
-------------------------------------------------------------------------------
Total Fund Operating and Indirect Expenses 3            1.94%
-------------------------------------------------------------------------------

1 A contingent deferred sales charge is charged only with respect to Class R
  Shares redeemed prior to eighteen months from the date of purchase.

2 The Adviser waived its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

  FUND                                     ADVISORY FEES         TOTAL EXPENSES
  Aggressive Allocation Fund                   0.00%                 0.85%
  Conservative Allocation Fund                 0.00%                 0.83%

The Adviser expects to continue waiving its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

  FUND                                     ADVISORY FEES         TOTAL EXPENSES
  Aggressive Allocation Fund                   0.00%                 0.85%
  Conservative Allocation Fund                 0.00%                 0.83%


Effective March 1, 2005, the Adviser may waive a portion of its advisory fee for the Balanced Allocation Fund during the current fiscal year to the extent necessary to maintain the stated Total Expenses for Class R Shares at 1.53%. However, the Adviser does not intend to waive more than 0.10% of its advisory fee for the Balanced Allocation Fund.

These fee waivers are voluntary and may be revised or discontinued at any time.

3 Because the Aggressive Allocation Fund and Conservative Allocation Fund invest in other mutual funds, your investment in these Funds is also indirectly subject to the operating expenses of those mutual funds. Such expenses have typically ranged from 0.42% to 1.24% for Class I Shares of the Underlying Allegiant Funds, which is the only class of shares of the Underlying Allegiant Funds in which the Funds invest.

The ratios of Indirect Underlying Fund Expenses shown in the table above are based on hypothetical allocations of Fund assets to Underlying Allegiant Funds as follows:

                                              Aggressive        Conservative
      Fund                                 Allocation Fund     Allocation Fund
      ----                                 ---------------     ---------------
      International Equity Fund                 0.00%               0.00%
      Large Cap Growth Fund                    16.87%               8.33%
      Large Cap Value Fund                     25.08%              12.39%
      Small Cap Growth Fund                    18.75%               9.25%
      Small Cap Value Fund                     18.87%               9.30%
      Bond Fund                                19.92%               0.00%
      Intermediate Bond Fund                    0.00%              59.62%
      Money Market Fund                         0.51%               1.11%

  The allocations shown above are illustrative. Actual allocations may vary, which would affect the level of indirect expenses, favorably or unfavorably, to which a Fund is subject.

  Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Allegiant Funds) for the current fiscal year are expected to be:

      Aggressive Allocation Fund                                1.85%
      Conservative Allocation Fund                              1.69%

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Asset Allocation Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                      1 YEAR    3 YEARS    5 YEARS   10 YEARS
                                      ------    -------    -------   --------
AGGRESSIVE ALLOCATION FUND*
    Class R Shares 1                   $288       $658     $1,129      $2,431
    Class R Shares 2                    213        658      1,129       2,431
BALANCED ALLOCATION FUND
    Class R Shares 1                    231        483        834       1,824
    Class R Shares 2                    156        483        834       1,824
CONSERVATIVE ALLOCATION FUND*
    Class R Shares 1                    272        609      1,047       2,264
    Class R Shares 2                    197        609      1,047       2,264

* The examples for the Allegiant Aggressive Allocation Fund and Allegiant Conservative Allocation Fund are based on total annual operating expenses for the Funds plus estimated indirect expenses of the Underlying Allegiant Funds. Actual expenses will vary depending upon the allocation of a Fund's assets among the various Underlying Allegiant Funds.

1 If you sell your shares at the end of the period.

2 If you do not sell your shares at the end of the period.

FIXED INCOME FUNDS

ALLEGIANT BOND FUND

FUND SUMMARY

INVESTMENT GOAL                      Current income as well as preservation
                                     of capital

PRINCIPAL INVESTMENT STRATEGY        Investing in a diversified portfolio of
                                     investment grade fixed income securities, which maintains a dollar-weighted average maturity of between four and twelve years

PRINCIPAL RISKS                      Market risk, interest rate risk,
                                     prepayment/extension risk, credit risk,
                                     active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Bond Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including but not limited to obligations of corporate and U.S. government issuers and mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between four and twelve years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

Performance information before June 9, 2000 represents performance of the Parkstone Bond Fund which was reorganized into the Allegiant Bond Fund on that date.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.


                                           CALENDAR YEAR TOTAL RETURNS

1994     1995     1996     1997   1998     1999     2000    2001    2002   2003
-3.68%   17.13%   3.11%    9.12%  7.27%    -2.04%   7.30%   7.26%   9.71%  3.80%

Best Quarter       6.11%    (6/30/95)
Worst Quarter     -2.61%    (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.32%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------------------
CLASS A SHARES                                           1 YEAR      5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------
Allegiant Bond Fund
     Returns Before Taxes                                 -1.12%      4.10%       5.22%
     Returns After Taxes on Distributions                 -2.40%      2.03%       2.96%
     Returns After Taxes on Distributions and Sale of
     Fund Shares                                          -0.74%      2.18%       3.00%
----------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)        4.10%      6.62%       6.95%
----------------------------------------------------------------------------------------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.

FUND FEES AND EXPENSES

See page 72 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT GOVERNMENT MORTGAGE FUND

         (FORMERLY KNOWN AS THE "ARMADA U.S. GOVERNMENT INCOME FUND")

FUND SUMMARY

INVESTMENT GOAL                      Current income as well as
                                     preservation of capital

PRINCIPAL INVESTMENT STRATEGY        Investing in mortgage-related
                                     securities issued or guaranteed by
                                     the U.S. government

PRINCIPAL RISKS                      Market risk, interest rate risk,
                                     prepayment/extension risk, credit risk,
                                     active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Government Mortgage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in U.S. government securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including Treasury bills, notes, bonds and certificates of indebtedness. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund may invest the portion of its assets not subject to the 80% requirement stated above in other types of investments, including securities issued by non-governmental issuers, such as mortgage-related debt securities, asset-backed debt securities, commercial paper and preferred stock. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that U.S. government securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

Performance information before June 10, 2000 represents performance of the Parkstone U.S. Government Income Fund which was reorganized into the Allegiant Government Mortgage Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1994     1995      1996    1997    1998    1999    2000    2001    2002   2003
-0.70%   13.50%    4.54%   7.87%   6.83%   0.95%   10.00%  7.35%   7.92%  1.88%

Best Quarter       3.88%             (6/30/95)
Worst Quarter     -1.13%             (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.53%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN MORTGAGE-BACKED SECURITIES INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

---------------------------------------------------------------------------------------------------------
CLASS A SHARES                                                        1 YEAR     5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------------
Allegiant Government Mortgage Fund
     Returns Before Taxes                                             -2.98%      4.55%       5.42%
     Returns After Taxes on Distributions                             -4.21%      2.48%       2.87%
     Returns After Taxes on Distributions and Sale of Fund Shares     -1.94%      2.57%       2.97%
---------------------------------------------------------------------------------------------------------
Lehman Mortgage-Backed Securities Index 1
(reflects no deduction for fees, expenses or taxes)                    3.07%      6.55%       6.89%
---------------------------------------------------------------------------------------------------------

1 The Lehman Mortgage-Backed Securities Index is a widely-recognized index of mortgage-backed securities issued by GNMA, FHLMC, and Fannie Mae. All securities in the index are rated AAA, with maturities of at least one year.

FUND FEES AND EXPENSES

See page 72 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT INTERMEDIATE BOND FUND

FUND SUMMARY

INVESTMENT GOAL                     High current income as well as
                                    preservation of capital

PRINCIPAL INVESTMENT STRATEGY       Investing in investment grade fixed income
                                    securities, while maintaining a
                                    dollar-weighted average maturity of
                                    between three and ten years

PRINCIPAL RISKS                     Market risk, interest rate risk,
                                    prepayment/extension risk, credit risk,
                                    active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Intermediate Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in domestic and foreign investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. and foreign governmental issuers and mortgage-backed and asset-backed securities. Corporate obligations include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.


                           CALENDAR YEAR TOTAL RETURNS

1994     1995    1996   1997   1998    1999     2000     2001     2002    2003
-4.78%   15.39%  2.77%  6.67%  7.44%   -0.37%   6.52%    7.60%    9.67%   3.75%

Best Quarter       5.33%             (6/30/95)
Worst Quarter     -3.34%             (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.34%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-------------------------------------------------------------------------------------------------------
CLASS A SHARES                                                      1 YEAR     5 YEARS    10 YEARS
-------------------------------------------------------------------------------------------------------
Allegiant Intermediate Bond Fund
     Returns Before Taxes                                           -1.17%      4.35%       4.82%
     Returns After Taxes on Distributions                           -2.30%      2.36%       2.66%
     Returns After Taxes on Distributions and Sale of Fund Shares   -0.77%      2.44%       2.72%
-------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                  4.31%      6.65%       6.63%
-------------------------------------------------------------------------------------------------------

1 The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate-term bonds.

FUND FEES AND EXPENSES

See page 72 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LIMITED MATURITY BOND FUND

FUND SUMMARY

INVESTMENT GOAL                       Current income as well as
                                      preservation of capital

PRINCIPAL INVESTMENT STRATEGY         Investing in investment grade fixed income
                                      securities, while maintaining a
                                      dollar-weighted average maturity of
                                      between one and five years

PRINCIPAL RISKS                       Market risk, interest rate risk,
                                      prepayment/extension risk, credit risk,
                                      active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Limited Maturity Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. government issuers, mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will reevaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser considers a number of factors including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains an average dollar-weighted portfolio maturity of between one and five years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1995    1996    1997     1998   1999    2000     2001     2002    2003
7.60%   5.18%   6.33%    6.58%  3.15%   4.39%    9.03%    5.09%   2.07%

Best Quarter       3.59%             (3/31/01)
Worst Quarter     -0.34%             (12/31/00)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.12%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

---------------------------------------------------------------------------------------------------------
CLASS A SHARES                                      1 YEAR   5 YEARS  SINCE INCEPTION DATE OF INCEPTION
---------------------------------------------------------------------------------------------------------
Allegiant Limited Maturity Bond Fund                                                        9/9/94
     Returns Before Taxes                           -0.77%   4.13%         5.10%
     Returns After Taxes on Distributions           -1.68%   2.26%         2.99%
     Returns After Taxes on Distributions and Sale
     of Fund Shares                                 -0.50%   2.34%         3.01%
---------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year U.S.
Corporate/Government Index 1
(reflects no deduction for fees, expenses or taxes)  2.74%   5.74%         6.23%        Since 8/31/94
---------------------------------------------------------------------------------------------------------

1 The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.

FUND FEES AND EXPENSES

See page 72 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT TOTAL RETURN ADVANTAGE FUND

FUND SUMMARY

INVESTMENT GOAL                    Current income as well as preservation
                                   of capital

PRINCIPAL INVESTMENT STRATEGY      Investing in investment grade fixed income
                                   securities, while maintaining an
                                   average dollar-weighted maturity of
                                   between four and twelve years

PRINCIPAL RISKS                    Market risk, credit risk, interest rate risk,
                                   prepayment/extension risk,
                                   active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Total Return Advantage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets in investment grade debt securities. The Fund invests primarily in fixed income securities of all types, including asset-backed securities and mortgage-backed securities and obligations of corporate and U.S. government issuers. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will reevaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser uses a number of strategies, including duration/maturity management, sector allocation and individual security selection. The Fund may invest up to 15% of its assets in fixed income securities that are unrated or rated below investment grade, sometimes known as "junk bonds." The Fund does not intend to invest in junk bonds rated by Standard & Poor's, at the time of purchase, below C or that are of equivalent quality as determined by the Adviser. If a security is downgraded below C or the equivalent, the Adviser will reevaluate whether continuing to hold the security is in the best interest of the shareholders. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund normally maintains an average dollar-weighted maturity of between four and twelve years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Junk bonds involve greater risks of default or downgrade and are more volatile than investment grade securities.

Junk bonds involve greater risk of price declines than investment grade securities due to actual or perceived changes in an issuer's creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest or dividends on a timely basis and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the market value of the security.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below.

                           CALENDAR YEAR TOTAL RETURNS

1995       1996     1997     1998     1999      2000      2001     2002    2003
18.37%     2.86%    8.54%    8.68%    -3.21%    12.33%    7.01%    10.81%  4.86%

Best Quarter       6.25%             (6/30/95)
Worst Quarter     -2.58%             (3/31/96)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.37%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. GOVERNMENT/CREDIT BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-----------------------------------------------------------------------------------------------------
CLASS A SHARES                                  1 YEAR   5 YEARS  SINCE INCEPTION  DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------
Allegiant Total Return Advantage Fund                                                   9/6/94
     Returns Before Taxes                       -0.12%    5.19%        6.73%
     Returns After Taxes on Distributions       -1.98%    2.91%        4.10%
     Returns After Taxes on Distributions and
     Sale of Fund Shares                         0.20%    3.02%        4.10%
-----------------------------------------------------------------------------------------------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                           4.67%    6.66%        7.77%         Since 8/31/94
-----------------------------------------------------------------------------------------------------

1 The Lehman U.S. Government/Credit Bond Index is a widely recognized index of government and corporate debt securities rated investment grade or better, with maturities of at least one year.

FUND FEES AND EXPENSES

See page 73 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT ULTRA SHORT BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA SHORT DURATION BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                        High current income while preserving
                                       capital

PRINCIPAL INVESTMENT STRATEGY          Investing in high-quality fixed income
                                       securities with an average
                                       maturity of 9 to 15 months

PRINCIPAL RISKS                        Market risk, credit risk, interest
                                       rate risk, prepayment/extension risk,
                                       active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Ultra Short Bond Fund's investment objective is to obtain high current income while preserving capital. The investment objective may be changed without a shareholder vote.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in debt securities, primarily U.S. government securities, corporate bonds, asset-backed securities and mortgage-backed securities. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund normally intends to maintain an average portfolio duration of 0.8 to 1.2 years. Duration measures price volatility by estimating the change in price of a debt security in response to changes in interest rates. For example, with a rise of 1% in interest rates, a bond's value may be expected to fall approximately 1% for each year of its duration. Thus the higher the Fund's duration, the more volatile the price of its shares will be. The Adviser may adjust the Fund's average duration within the 0.8 to 1.2 year range to take advantage of expected changes in interest rates.

In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Adviser will primarily seek to add value by emphasizing market sectors and individual securities that, based on historical yield relationships, represent an attractive valuation. Normally, all securities purchased by the Fund will be rated investment grade at the time of purchase, or be of comparable quality if unrated. If a security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the interests of investors to sell. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, the Fund's fixed income securities will decrease in value if interest rates rise and vice versa.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class I Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

2003
1.76%

Best Quarter               0.73%            (3/31/03)
Worst Quarter              0.23%            (12/31/03)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.06%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX AND THE MERRILL LYNCH 1 YEAR U.S. TREASURY INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-------------------------------------------------------------------------------------------------------
CLASS I SHARES                                       1 YEAR    SINCE INCEPTION     DATE OF INCEPTION
-------------------------------------------------------------------------------------------------------
Allegiant Ultra Short Bond Fund                                                         12/2/02
       Returns Before Taxes                           1.76%         2.12%
       Returns After Taxes on Distributions           1.14%         1.50%
       Returns After Taxes on Distributions and
       Sale of Fund Shares                            1.14%         1.44%
-------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 year U.S. Corporate/Government
Index 1
(reflects no deduction for fees, expenses or taxes)   2.74%         3.49%             Since 11/30/02
-------------------------------------------------------------------------------------------------------
Merrill Lynch 1 Year U.S. Treasury Index 2,3
(reflects no deduction for fees, expenses or taxes)   1.45%         1.69%             Since 11/30/02
-------------------------------------------------------------------------------------------------------

1 The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.

2 The Merrill Lynch 1 Year U.S. Treasury Index, a market capitalization weighted index including U.S. Treasuries, is an unmanaged index not available for direct investment.

3 On November 19, 2004, the Fund's benchmark was changed to the Merrill Lynch 1
  Year U.S. Treasury Index. The Adviser feels that this index more appropriately reflects the type and duration of securities held in the portfolio and provides the best comparative performance information.


FUND FEES AND EXPENSES

See page 72 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)              BOND FUND                 GOVERNMENT MORTGAGE FUND
Maximum Sales Charge
(Load) Imposed on Purchases
(as a percentage of offering
price)                                              None                            None
-------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as
a percentage of net asset value) 1                  0.75%                           0.75%
-------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                     None                            None
-------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)                     None                            None
-------------------------------------------------------------------------------------------------------
Exchange Fee                                        None                            None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)
Investment Advisory Fees                            0.55%                          0.55% 2
-------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                           0.60%                          0.60%
-------------------------------------------------------------------------------------------------------
Other Expenses                                      0.14%                          0.18%
-------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                  1.29%                          1.33% 2
-------------------------------------------------------------------------------------------------------


SHAREHOLDER FEES                               INTERMEDIATE BOND FUND        LIMITED MATURITY BOND FUND
(PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on
Purchases (as a percentage of offering
price)                                              None                            None
-------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as
a percentage of net asset value) 1                  0.75%                           0.75%
-------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                     None                            None
-------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                  None
amount redeemed, if applicable)                                                     None
-------------------------------------------------------------------------------------------------------
Exchange Fee                                        None                            None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)
Investment Advisory Fees 2                          0.55%                           0.45%
-------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                           0.60%                           0.60%
-------------------------------------------------------------------------------------------------------
Other Expenses                                      0.14%                           0.14%
-------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 2                                1.29%                           1.19%
-------------------------------------------------------------------------------------------------------


SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)       TOTAL RETURN ADVANTAGE FUND       ULTRA SHORT BOND FUND
Maximum Sales Charge
(Load) Imposed on Purchases
(as a percentage of offering
price)                                              None                           None
------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as
a percentage of net asset value) 1                  0.75%                          0.75%
------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                     None                           None
------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                                                 None
amount redeemed, if applicable)                     None
------------------------------------------------------------------------------------------------------
Exchange Fee                                        None                           None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)
Investment Advisory Fees 2                          0.55%                          0.40%
------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                           0.60%                          0.60%
------------------------------------------------------------------------------------------------------
Other Expenses                                      0.15%                          0.14%
------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 2                                1.30%                          1.14%
------------------------------------------------------------------------------------------------------

1 A contingent deferred sales charge is charged only with respect to Class R
  Shares redeemed prior to eighteen months from the date of purchase.

2 The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were:

                                           ADVISORY             TOTAL
                 FUND                        FEES              EXPENSES
  Government Mortgage Fund                  0.40%               1.19%
  Intermediate Bond Fund                    0.40%               1.14%
  Limited Maturity Bond Fund                0.35%               1.07%
  Total Return Advantage Fund               0.40%               1.15%
  Ultra Short Bond Fund                     0.20%               0.93%

  The Adviser expects to continue waiving a portion of its advisory fees for these Funds during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                           ADVISORY             TOTAL
                 FUND                        FEES              EXPENSES
  Government Mortgage Fund                  0.40%               1.18%
  Intermediate Bond Fund                    0.40%               1.14%
  Limited Maturity Bond Fund                0.35%               1.09%
  Total Return Advantage Fund               0.40%               1.15%
  Ultra Short Bond Fund                     0.20%               0.93%

  These fee waivers are voluntary and may be revised or discontinued at any time.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Fixed Income Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                 1 YEAR      3 YEARS      5 YEARS       10 YEARS
                                 ------      -------      -------       --------
--------------------------------------------------------------------------------
BOND FUND
--------------------------------------------------------------------------------
    Class R Shares 1              $206         $409         $708         $1,556
--------------------------------------------------------------------------------
    Class R Shares 2               131          409          708          1,556
--------------------------------------------------------------------------------
GOVERNMENT MORTGAGE FUND
--------------------------------------------------------------------------------
    Class R Shares 1               210          421          729          1,601
--------------------------------------------------------------------------------
    Class R Shares 2               135          421          729          1,601
--------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
--------------------------------------------------------------------------------
    Class R Shares 1               206          409          708          1,556
--------------------------------------------------------------------------------
    Class R Shares 2               131          409          708          1,556
--------------------------------------------------------------------------------
LIMITED MATURITY BOND FUND
--------------------------------------------------------------------------------
    Class R Shares 1               196          378          654          1,443
--------------------------------------------------------------------------------
    Class R Shares 2               121          378          654          1,443
--------------------------------------------------------------------------------
TOTAL RETURN ADVANTAGE FUND
--------------------------------------------------------------------------------
    Class R Shares 1               207          412          713          1,568
--------------------------------------------------------------------------------
    Class R Shares 2               132          412          713          1,568
--------------------------------------------------------------------------------
ULTRA SHORT BOND FUND
--------------------------------------------------------------------------------
    Class R Shares 1               191          362          628          1,386
--------------------------------------------------------------------------------
    Class R Shares 2               116          362          628          1,386

1 If you sell your shares at the end of the period.
2 If you do not sell your shares at the end of the period.

MONEY MARKET FUNDS

ALLEGIANT MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL                    High current income consistent with
                                   stability of principal while
                                   maintaining liquidity

PRINCIPAL INVESTMENT STRATEGY      Investing in a portfolio of high
                                   quality short-term debt securities
                                   designed to allow the Fund to maintain
                                   a stable net asset value of $1.00 per share

PRINCIPAL RISKS                    Interest rate risk, credit risk,
                                   counterparty risk


PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests in a variety of high quality money market securities, including certificates of deposit, time deposits and other obligations issued by domestic and foreign banks, as well as commercial paper. Foreign obligations are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a sovereign debt rating in the highest short-term ratings category by the requisite number of nationally recognized statistical rating organizations (NRSROs).

The Fund also may invest in obligations issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government and in repurchase agreements collateralized by government obligations and issued by financial institutions such as banks and broker-dealers. High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by an NRSRO in the two highest rating categories for such securities, and certain securities that are not rated but are of comparable quality as determined by the Adviser.

In selecting investments for the Fund, the Adviser actively buys throughout the money market yield curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

PRINCIPAL RISKS OF INVESTING

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although credit risk is low because the Fund invests only in high quality, short-term securities, if an issuer fails to pay interest or repay principal, the Fund could lose money which might lower the Fund's performance.

Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class R Shares of the Fund are new and have no performance history. For this reason, the performance information shown below is for another class of shares (Class A Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future. The table measures performance in terms of total return. However, this Fund is managed for yield and not total return.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year.


                           CALENDAR YEAR TOTAL RETURNS

1994    1995    1996    1997    1998    1999     2000    2001    2002     2003
3.88%   5.61%   5.09%   5.22%   5.11%   4.76%    6.05%   3.66%   1.22%    0.53%

Best Quarter      1.56%    (9/30/00)
Worst Quarter     0.10%    (9/30/03)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.20%.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003.

  ---------------------------------------------------------------------
  CLASS A SHARES                 1 YEAR      5 YEARS    10 YEARS
  ---------------------------------------------------------------------

  Allegiant Money Market Fund    0.53%        3.22%      4.10%
  ---------------------------------------------------------------------

For current yield information on the Fund, call 1-800-622-FUND (3863) or visit our website at WWW.ALLEGIANTFUNDS.COM. The Fund's yield appears in THE WALL STREET JOURNAL each Thursday.

FUND FEES AND EXPENSES

See page 78 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

MONEY MARKET FUND

FUND FEES & EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)              MONEY MARKET FUND
Maximum Sales Charge (Load)
Imposed on Purchases (as a
percentage of offering price)                            None
---------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as
percentage of net asset value) 1                        0.75%
---------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other Distributions
(as a percentage of offering price)                      None
---------------------------------------------------------------------------
Redemption Fee (as a percentage of amount
redeemed, if applicable)                                 None
---------------------------------------------------------------------------
Exchange Fee                                             None
---------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 2                              0.35%
---------------------------------------------------------------------------
Distribution (12b-1) Fees                               0.60%
---------------------------------------------------------------------------
Other Expenses                                          0.13%
---------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 2                                    1.08%
---------------------------------------------------------------------------

1 A contingent deferred sales charge is charged only with respect to Class R shares redeemed prior to eighteen months from the date of purchase.

2 The Adviser waived a portion of its advisory fees for the Fund during the last fiscal year. After this fee waiver, the Fund's Investment Advisory Fees were 0.25% and Total Annual Fund Operating Expenses were 0.98%. The Adviser expects to continue waiving a portion of its advisory fees for the current fiscal year. After this fee waiver, the Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be 0.25% and 0.97%, respectively. This fee waiver is voluntary and may be revised or discontinued at any time.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

                                     EXAMPLE

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Example also assumes that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:

                              1 YEAR     3 YEARS      5 YEARS      10 YEARS
                              ------     -------      -------      --------
MONEY MARKET FUND
    Class R Shares 1           $185        $343         $595        $1,317
    Class R Shares 2            110         343          595         1,317

1 If you sell your shares at the end of the period.
2 If you do not sell your shares at the end of the period.

MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES

This section provides additional information about the principal investment strategies used by the Funds and the related risks. Our Statement of Additional Information contains more information about the particular types of securities in which the Funds invest. The Aggressive Allocation and Conservative Allocation Funds indirectly may be subject to the risks applicable to the Underlying Allegiant Funds in which they may invest, (i.e., the Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth, Allegiant Small Cap Value, Allegiant Bond, Allegiant Intermediate Bond and Allegiant Money Market Funds). A description of the Funds' policies and procedures with respect to the disclosure of the Funds' portfolio securities is available in the Funds' Statement of Additional Information, which is available on the Funds' website. The following chart indicates the specific types of investments in which each Fund primarily invests.

                                          FIXED    EXCHANGE                          HIGH-YIELD     ASSET-     MORTGAGE-
                EQUITY    CONVERTIBLE    INCOME     TRADED   GOVERNMENT  REPURCHASE  LOWER RATED    BACKED      BACKED      FOREIGN
              SECURITIES   SECURITIES  SECURITIES   FUNDS    SECURITIES  AGREEMENTS  SECURITIES   SECURITIES  SECURITIES  SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
Allegiant         [ ]                               [ ]                                                                     [ ]
International
Equity Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Large   [ ]                               [ ]
Cap Core
Equity Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Large   [ ]                               [ ]
Cap Growth Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Large   [ ]                               [ ]
Cap Value Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Mid Cap [ ]                               [ ]
Growth Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Mid Cap [ ]                               [ ]
Value Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant S&P 500 [ ]                               [ ]
Index Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Small   [ ]                               [ ]
Cap Core Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Small   [ ]                               [ ]
Cap Growth Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Small   [ ]                               [ ]
Cap Value Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant         [ ]                    [ ]        [ ]        [ ]                                 [ ]           [ ]
Aggressive
Allocation Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant         [ ]       [ ]          [ ]        [ ]        [ ]                                 [ ]           [ ]        [ ]
Balanced
Allocation Fund
------------------------------------------------------------------------------------------------------------------------------------

                                          FIXED    EXCHANGE                          HIGH-YIELD     ASSET-     MORTGAGE-
                EQUITY    CONVERTIBLE    INCOME     TRADED   GOVERNMENT  REPURCHASE  LOWER RATED    BACKED      BACKED      FOREIGN
              SECURITIES   SECURITIES  SECURITIES   FUNDS    SECURITIES  AGREEMENTS  SECURITIES   SECURITIES  SECURITIES  SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
Allegiant         [ ]                    [ ]        [ ]        [ ]                                 [ ]           [ ]
Conservative
Allocation Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Bond                           [ ]        [ ]        [ ]                                 [ ]           [ ]
Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant                                [ ]        [ ]        [ ]                                 [ ]           [ ]
Government
Mortgage Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant                                [ ]        [ ]        [ ]                                 [ ]           [ ]
Intermediate Bond
Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant                                [ ]        [ ]        [ ]                                 [ ]           [ ]
Limited
Maturity Bond
Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Total                          [ ]        [ ]        [ ]                     [ ]         [ ]           [ ]
Return Advantage
Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Ultra                          [ ]        [ ]        [ ]                                 [ ]           [ ]
Short Bond Fund
------------------------------------------------------------------------------------------------------------------------------------
Allegiant Money                          [ ]        [ ]        [ ]          [ ]
Market Fund
------------------------------------------------------------------------------------------------------------------------------------


EQUITY SECURITIES
Equity securities include publicly and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as instruments that attempt to track the price movement of equity indices. Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a fund's net asset value to fluctuate. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations. Although the Equity Funds may from time to time invest in the various types of equity securities discussed in this paragraph, the only equity securities invested in as a principal investment strategy are common stocks.

CONVERTIBLE SECURITIES
Convertible securities have characteristics of both fixed income and equity securities. The value of a convertible security tends to move with the market value of the underlying stock, but may also be affected by interest rates, credit quality of the issuer and any call provisions.

FIXED INCOME SECURITIES
The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates.

Some fixed income securities may be subject to call risk. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. This may cause a Fund's average weighted maturity to fluctuate, and may require a Fund to invest the resulting proceeds at lower interest rates.

Some fixed income securities may be subject to event risk. Securities may suffer declines in credit quality and market value due to issuer restructurings or other factors. This risk should be reduced because of the diversification provided by a Fund's multiple holdings.

EXCHANGE-TRADED FUNDS
Each Fund (except the Intermediate Tax Exempt Bond Fund, Michigan Intermediate Municipal Bond Fund, Ohio Intermediate Tax Exempt Bond Fund, and Pennsylvania Intermediate Municipal Bond Fund) may invest in various types of exchange-traded funds ("ETFs"). ETFs own stocks included in a particular index and changes in the market price of ETFs (before deducting the ETFs' expenses) are generally expected to track the movement of the associated index relatively closely. However, the price movement of ETFs may not perfectly parallel the price action of the associated indices. To the extent a Fund invests in ETFs, shareholders of the Fund may be subject to duplicative management fees. ETFs include iSharesSM, Standard & Poor's Depositary ReceiptsTM ("SPDRs"), S&P Sector SPDRs, DIAMONDS, and other security baskets. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on the AMEX. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund's shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy. SPDRs are exchange-traded shares that represent ownership in the SPDR Trust, an investment company that was established to own the stocks included in the S&P 500 Index. S&P Sector SPDRs are similar investment companies that own the stocks included in various sector indexes. DIAMONDS are similar to SPDRs, but own the securities consisting of all of the stocks of the Dow Jones Industrial Average. The 1940 Act limits investments by registered investment companies in the securities of other investment companies. However, a Fund may invest in ETFs in excess of these limits in accordance with SEC exemptive relief granted to such ETFs.

GOVERNMENT SECURITIES
As part of their principal investment strategies, each of the Allegiant Balanced Allocation Fund, Allegiant Bond Fund, Allegiant Intermediate Bond Fund, Allegiant Limited Maturity Bond Fund, Allegiant Ultra Short Bond Fund, Allegiant Total Return Advantage Fund and Allegiant Money Market Fund may invest in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.


REPURCHASE AGREEMENTS
Under a repurchase agreement a Fund purchases securities from a seller who agrees to repurchase the securities sold at a mutually agreed upon time and price which is higher than the purchase price. The securities usually are repurchased the next day or within a few days. If the seller defaults, a Fund may incur a loss if the value of the collateral securing the repurchase agreement has declined and may incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced by or against the seller, there could be a delay in receiving the collateral.

HIGH-YIELD, LOWER RATED SECURITIES (or "junk bonds") are subject to additional risks, including:

o High-yield, lower rated securities involve greater risk of default or price declines than investments in investment grade securities (e.g., securities rated BBB or higher by S&P or Baa or higher by Moody's) due to changes in the issuer's creditworthiness.

o The market for high-yield, lower rated securities may be thinner and less active, causing market price volatility and limited liquidity in the secondary market. This may limit the ability of a Fund to sell these securities at their fair market values either to meet redemption requests, or in response to changes in the economy or the financial markets.

o Market prices for high-yield, lower rated securities may be affected by investors' perception of the issuer's credit quality and the outlook for economic growth. Thus, prices for high-yield, lower rated securities may move independently of interest rates and the overall bond market.

o The market for high-yield, lower rated securities may be adversely affected by legislative and regulatory developments.

ASSET-BACKED SECURITIES
Asset-backed securities are fixed income securities representing an interest in a pool of shorter-term loans such as automobile loans, home equity loans, equipment or computer leases or credit card receivables. The payments from the loans are passed through to the security holder. The loans underlying asset-backed securities tend to have prepayment rates that do not vary with interest rates. In addition, the short-term nature of the loans reduces the impact of any change in prepayment level. However, it is possible that prepayments will alter the cash flow on asset-backed securities and it is not possible to determine in advance the actual final maturity date or average life. Faster prepayment will shorten the average life and slower prepayment will lengthen it, affecting the price volatility of the security. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security.

MORTGAGE-BACKED SECURITIES
Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the volatility risk of that portfolio.

FOREIGN SECURITIES
Investments in securities of foreign companies or governments can be more volatile than investments in U.S. companies or governments. Diplomatic, political, or economic developments, including nationalization or expropriation, could affect investments in foreign countries. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets. In addition, the value of securities denominated in foreign currencies, and of dividends from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign companies or governments generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic U.S. companies or governments. Transaction costs are generally higher than those in the U.S. and expenses for custodial arrangements of foreign securities may be somewhat greater than typical expenses for custodial arrangements of similar U.S. securities. Investment in sovereign debt obligations by certain Funds involves risks not present in debt obligations of corporate issuers. The issuer of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in volatility of market prices of sovereign debt and, in turn, a Fund's net asset value, to a greater extent than the volatility inherent in debt obligations of U.S. issuers. Some foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the non-recovered portion will reduce the income received from the securities comprising the portfolio.

Investments in foreign securities denominated in foreign currencies involve additional risks, including:

o The value of a Fund's assets measured in U.S. dollars may be affected by changes in currency rates and in exchange control regulations.

o A Fund may incur substantial costs in connection with conversions between various currencies.

o A Fund may be unable to hedge against possible variations in foreign exchange rates or to hedge a specific security transaction or portfolio position.

o Only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets.

THE FUND OF FUNDS STRUCTURE OF THE AGGRESSIVE ALLOCATION AND
CONSERVATIVE ALLOCATION FUNDS

Each of the Aggressive Allocation and Conservative Allocation Funds is structured as a "fund of funds," which means that each Fund attempts to implement its investment strategies by investing in Underlying Allegiant Funds.

Each Fund has its own distinct risk and reward characteristics, investment objectives, policies and strategies. The Adviser constructs and maintains asset allocation strategies for the Funds. The degree to which a Fund is invested in the particular market segments and/or asset classes represented by the Underlying Allegiant Funds varies, as does the investment risk and reward potential represented by each Fund. Because of the historical lack of correlation between various asset classes, an investment in the Funds may reduce an investor's overall level of volatility. As a result, an asset allocation strategy may reduce risk.

In managing the Funds, the Adviser focuses on three key principles: asset allocation, portfolio structure, and continuous Fund management. Asset allocation across appropriate asset classes (i.e., the Underlying Allegiant Funds) is the central theme of Allegiant's investment philosophy. The Adviser seeks to reduce risk by investing in Underlying Allegiant Funds that are diversified within each asset class. Finally, the Adviser regularly rebalances to ensure that the appropriate mix of assets is constantly in place.

Each Fund reserves the ability to convert from the fund of funds structure in the future and to invest directly in the types of securities in which the Underlying Allegiant Funds invest. Shareholders will be notified in advance before the structure of a Fund is changed.

You may invest in the Underlying Allegiant Funds directly. By investing in the Underlying Allegiant Funds indirectly through the Funds, you will incur not only a proportionate share of the expenses of the Underlying Allegiant Funds held by the Funds, but also expenses of the Funds.

Each Underlying Allegiant Fund is offered for sale by and described in this prospectus.

MORE INFORMATION ABOUT FUND INVESTMENTS

The principal investments and strategies described earlier in this prospectus in the "Principal Investment Strategies" section for each Fund are those that we use under normal circumstances. Each Fund (except the Aggressive Allocation and Conservative Allocation Funds) also may invest in other securities, use other strategies and engage in other investment practices. Certain of these investments and strategies are described in this section. See our Statement of Additional Information for more detail on the investments and strategies used by the Funds.

For temporary defensive purposes, to avoid losses during unusual economic, market, political or other conditions, each Fund may invest up to 100% of its assets in short-term high quality debt instruments. These instruments would not ordinarily be consistent with a Fund's principal investment strategies, and may prevent a Fund from achieving its investment objective. The Money Market Fund may hold cash pending investment and may hold up to 100% of its assets in cash for temporary defensive purposes. A Fund will use these strategies only if the Adviser believes that the risk of loss outweighs the opportunity for achieving the Fund's investment objective.

A Fund with a policy requiring it to invest at least 80% of its net assets in particular types of securities also may temporarily deviate from such policy in other limited, appropriate circumstances, such as unusually large cash inflows or redemptions, or the temporary unavailability of a sufficient supply of such securities. The 80% investment requirement generally applies at the time a Fund purchases securities. In the event a Fund no longer meets the 80% requirement (for example, as a result of changes in the value of its portfolio holdings or other circumstances beyond its control), the Fund will make future investments in a manner that would bring the Fund into compliance with the 80% requirement.

In fulfilling the 80% investment requirement referred to in the preceding paragraph, a Fund may include in the computation synthetic instruments with economic characteristics similar to the types of securities subject to the requirement, such as derivatives or futures contracts. A derivative is an instrument that derives its value from the performance of an underlying financial asset, index or other investment. A futures contract is an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a specified future date. Derivatives and futures contracts are not considered to be part of a Fund's principal investment strategies. These instruments may carry greater risk than other types of securities in which the Funds invest. Derivatives and futures contracts and their related risks are discussed in detail in our Statement of Additional Information.

Each Equity Fund may invest in foreign securities. The International Equity Fund invests in foreign securities as part of its principal investment strategy. The S&P 500 Index Fund will only invest in foreign securities if they are included in the S&P 500 Composite Stock Price Index. Each other Equity Fund may invest in foreign securities, but these Funds do not use such investments as part of their principal investment strategies.

Allegiant has obtained an order from the SEC that allows the Funds to use cash balances that have not been invested in portfolio securities and cash collateral from securities lending programs to purchase shares of the money market funds offered by Allegiant and Allegiant Advantage Fund. A Fund will hold shares of money market funds only to the extent that its total investment in the money market funds does not exceed 25% of its total assets. The Aggressive Allocation and Conservative Allocation Funds' investments in money market funds offered by Allegiant are limited to investments in the Allegiant Money Market Fund, in accordance with each such Fund's investment policies.

EURODOLLAR AND YANKEE OBLIGATIONS
The Money Market Fund may also invest in Eurodollar and Yankee obligations, which include, but are not limited, to certificates of deposit issued in U.S. dollars by foreign banks and foreign branches of U.S. banks. Eurodollar and Yankee obligations have the same risks, such as income risk and credit risk, as those of U.S. money market instruments. Other risks of Eurodollar and Yankee obligations include the chance that a foreign government will not let U.S. dollar denominated assets leave the country, the chance that the banks that issue Eurodollar obligations may not be subject to the same regulations as U.S. banks, and the chance that adverse political or economic developments will affect investments in a foreign country. Before the Adviser selects a Eurodollar or Yankee obligation, however, any foreign issuer undergoes the same credit-quality analysis and tests of financial strength as those for the issuers of domestic securities.

INVESTOR PROFILES

The table below provides information concerning the type of investor who might want to invest in each of the Funds. It is meant as a general guide only. Because they use different investment strategies, the Funds carry different levels of share price volatility. Please consult your financial adviser for help in deciding which Fund is right for you.

--------------------------------------------------------------------------------
                                      EQUITY FUNDS
--------------------------------------------------------------------------------
FUND                                  MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
International Equity Fund             Investors seeking capital appreciation
                                      who are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in common stocks of foreign companies
--------------------------------------------------------------------------------
Large Cap Core Equity Fund            Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in common stocks
--------------------------------------------------------------------------------
Large Cap Growth Fund                 Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in growth-oriented common stocks of large
                                      cap companies
--------------------------------------------------------------------------------
Large Cap Value Fund                  Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in value-oriented common stocks of large
                                      cap companies
--------------------------------------------------------------------------------
Mid Cap Growth Fund                   Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in growth-oriented common stocks of mid
                                      cap companies
--------------------------------------------------------------------------------
Mid Cap Value Fund                    Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in value-oriented common stocks of mid cap
                                      companies
--------------------------------------------------------------------------------
S&P 500 Index Fund                    Investors seeking returns similar to
                                      those of the S&P 500 Composite
                                      Stock Price Index who are willing to
                                      accept the risks of investing in a
                                      fund that invests primarily in common
                                      stocks
--------------------------------------------------------------------------------
Small Cap Core Fund                   Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in common stocks of small cap companies
--------------------------------------------------------------------------------
Small Cap Growth Fund                 Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in growth-oriented common stocks of small
                                      cap companies
--------------------------------------------------------------------------------
Small Cap Value Fund                  Investors seeking capital appreciation who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in value-oriented common stocks of small
                                      cap companies
--------------------------------------------------------------------------------

                                      ASSET ALLOCATION FUNDS
--------------------------------------------------------------------------------
FUND                                  MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Aggressive Allocation Fund            Investors seeking capital growth with the
                                      potential for above average total returns
                                      (as measured by the returns of the S&P 500
                                      Composite Stock Price Index) who are
                                      willing to accept the risks of investing
                                      in a fund that may allocate a high
                                      percentage of its assets in Underlying
                                      Allegiant Funds that focus their
                                      investments in equity securities
--------------------------------------------------------------------------------
Balanced Allocation Fund              Investors seeking broad diversification by
                                      asset class and style to manage risk and
                                      provide the potential for above average
                                      total returns (as measured by the returns
                                      of the S&P 500 Composite Stock Price Index
                                      and the Lehman U.S. Aggregate Bond Index)
--------------------------------------------------------------------------------
Conservative Allocation Fund          Investors seeking current income with the
                                      potential for above average total returns
                                      (as measured by the returns of the Lehman
                                      U.S. Aggregate Bond Index) who are willing
                                      to accept the risks of investing in a fund
                                      that may allocate a high percentage of its
                                      assets in Underlying Allegiant Funds that
                                      focus their investments in fixed income
                                      securities
--------------------------------------------------------------------------------
                                      FIXED INCOME FUNDS
--------------------------------------------------------------------------------
FUND                                  MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Bond Fund                             Investors seeking current income who are
                                      willing to accept the risks of investing
                                      in a fund that invests primarily in fixed
                                      income securities
--------------------------------------------------------------------------------
Government Mortgage Fund              Investors seeking current income who are
                                      interested in the lower credit risk
                                      associated with a fund that invests
                                      primarily in U.S. government fixed income
                                      securities
--------------------------------------------------------------------------------
Intermediate Bond Fund                Investors seeking current income who are
                                      willing to accept the risks of investing
                                      in a fund that invests primarily in
                                      intermediate term fixed income securities
--------------------------------------------------------------------------------
Limited Maturity Bond Fund            Investors seeking current income who are
                                      seeking to minimize share price volatility
                                      relative to our other fixed income funds
                                      and who are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in shorter term fixed income securities
--------------------------------------------------------------------------------
Total Return Advantage Fund           Investors seeking total return with less
                                      share price volatility than a fund that
                                      invests primarily in equity securities who
                                      are willing to accept the risks of
                                      investing in a fund that invests primarily
                                      in fixed income securities
--------------------------------------------------------------------------------
Ultra Short Bond Fund                 Investors seeking high current income but
                                      who desire the relative safety of
                                      investing in a fund that invests primarily
                                      in shorter term investment quality debt
                                      securities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      MONEY MARKET FUND
--------------------------------------------------------------------------------
FUND                                  MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Money Market Fund                     Investors seeking current income and
                                      reduced risk through a widely diversified money market portfolio

INVESTMENT ADVISER AND INVESTMENT TEAMS

Allegiant Asset Management Company, with its principal offices at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the Adviser to the Funds. As of June 30, 2004, the Adviser had approximately $27 billion in assets under management. The Adviser, including its predecessors, has been providing investment management services since 1995.

The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program.

The Board of Trustees of Allegiant supervises the Adviser and establishes policies that the Adviser must follow in its management activities.

The Adviser utilizes a team approach for management of the Funds. No one person is primarily responsible for making investment recommendations to the team.

INVESTMENT SUB-ADVISER

Investment Counselors, a SEC-registered investment adviser, serves as Sub-Adviser to the Allegiant Small Cap Core Fund. Investment Counselors, founded in 1968, is an independent investment management firm that provides investment supervisory services to its clients. Investment Counselors is a wholly owned subsidiary of National City Bank. Investment Counselors is located at 100 South Brentwood, Suite 100, St. Louis, Missouri, 63105. As of June 30, 2004, Investment Counselors managed over $506 million in assets.

As Sub-Adviser, Investment Counselors assists the Adviser in providing a continuous investment program for the Allegiant Small Cap Core Fund. For its services, Investment Counselors will receive investment sub-advisory fees from the Adviser at an annualized rate of 0.50% of the average daily net assets of the Fund.

SUB-ADVISER'S INVESTMENT PERFORMANCE

Although the Allegiant Small Cap Core Fund has no prior performance history, the small cap equity team at Investment Counselors has substantial experience in managing accounts that focus on small cap issuers. Investment Counselors manages separate accounts with a small cap orientation having investment objectives, policies and strategies that are substantially similar to the Allegiant Small Cap Core Fund.

The tables below show the annual returns and long-term performance record established by Investment Counselors while managing client accounts. Please note that the performance results shown are those of Investment Counselors and not the investment results of the Allegiant Small Cap Core Fund. The results are not intended to predict or suggest the return to be experienced by the Fund or the return an individual investor might achieve by investing in the Fund.

The Allegiant Small Cap Core Fund's results may be different from the composite performance figures shown due to, among other things, differences in fees and expenses. The composite performance figures reflect the deduction of all advisory fees and trading costs, but do not reflect custody fees, which are paid by clients directly. The overall expenses of the Sub-Adviser's client accounts are generally lower than those experienced by Fund shareholders and therefore, the performance of the Fund would generally be lower. The Fund's results also may be different because private accounts are not subject to certain investment limitations, diversification requirements and other restrictions imposed on mutual funds under applicable securities and tax laws that, if applicable, could have adversely affected the performance of the client accounts. In addition, the securities held by the Fund will not be identical to the securities held by these accounts.

Included for comparison purposes are performance figures of the Russell 2000 Index, an unmanaged market index. Investors cannot invest directly in the index. The returns of the Russell 2000 Index reflect the reinvestment of dividends and distributions, but do not reflect the deduction of any fees, expenses or taxes.

INVESTMENT COUNSELORS SMALL CAP EQUITY COMPOSITE PERFORMANCE RESULTS

---------------------------------------------------------------------------------------------------------------
      Year        Annual        Russell      Number     Composite    Total Assets at   Percentage     Total
(as of December   Total       2000 Index       of       Dispersion    End of Period      of Firm      Firm
      31)         Return (%)      (%)      Portfolios      (%)          (millions)       Assets       Assets
---------------------------------------------------------------------------------------------------------------
      1994           -3.9        -1.8          2           0.94           $26.0           0.28        $91.3
      1995           26.0        28.4          2           0.00           $35.0           0.26        $136.4
      1996           23.9        16.5          1           0.00           $41.0           0.08        $521.4
      1997           27.9        22.3          2           0.00           $62.0           0.12        $512.2
      1998            4.9        -2.6          3           0.32           $68.0           0.11        $592.1
      1999           11.9        21.3          2           0.22           $65.4           0.11        $591.0
      2000            3.4        -3.0          2           0.16           $36.4           0.07        $527.3
      2001           -4.6         2.5          2           0.06           $34.5           0.09        $405.4
      2002          -15.1       -20.5          3           0.15           $29.3           0.08        $350.9
      2003           52.2        47.3          3           2.06            $2.4           0.01        $459.5
---------------------------------------------------------------------------------------------------------------

ANNUALIZED RETURNS (AS OF DECEMBER 31, 2003)

                     INVESTMENT COUNSELORS
                   SMALL CAP EQUITY COMPOSITE       RUSSELL 2000 INDEX
                   --------------------------       ------------------
1 Year                       52.2%                        47.3%
5 Year                        7.4%                         7.1%
10 Year                      11.1%                         9.5%


NOTES:

1. Investment Counselors is an independent investment management firm that provides investment supervisory services to its clients. Investment Counselors is an equity, fixed income and balanced portfolio investment manager that invests solely in U.S.-based securities.

2. Investment Counselors has prepared and presented the above data in compliance with the AIMR Performance Presentation Standards (AIMR-PPS(TM)), the U.S. and Canadian version of Global Investment Performance Standards (GIPS(TM)). AIMR has not been involved in the preparation or review of this data or with Investment Counselors' claim of compliance. This method of calculating performance differs from the Securities and Exchange Commission's standardized methodology which may produce different results.

3. The results shown above are of all discretionary, fee-paying accounts with investment objectives, policies and strategies substantially similar to those of the Allegiant Small Cap Core Fund and include both active and closed accounts.

4. Performance figures are presented net of investment management and brokerage fees, and are negatively affected by the amount of the fees. Investment Counselors' Small Cap Equity average weighted annual management fee is 0.50% of average net assets.

5. There have been no changes in personnel responsible for the investment management process of this composite and no alteration of the composite for any reason. No selective periods of performance have been utilized. Results from all accounts have been continuous from the first full month under Investment Counselors' management to present or last full month under Investment Counselors' management. Composites are valued on a monthly basis and are geometrically linked. Valuations and returns are computed and stated in U.S. Dollars and are computed using a time-weighted rate of return. The composite is asset weighted using beginning-of-period weightings. Accrual accounting is used for fixed income securities. Trade date is used for the valuation. Leverage and derivatives were not used in the portfolios included in the composite.

6. Investment Counselors' Small Cap Equity Composite was created on December 31, 1993. The composite is defined to include three (3) fee-paying, discretionary accounts over $500,000 that are managed according to the small cap equity strategy, and does not include wrap-fee accounts. As of December 31, 2003 the composite had $2.4 million in total assets. Investment Counselors' Small Cap Equity Composite results are of 40% of all Investment Counselors' small cap equity portfolios and represent less than 1% of Investment Counselors' total firm assets and of Investment Counselors' discretionary accounts. A complete list of composites and description of Investment Counselors' composites and presentations that adhere to the AIMR-PPSTM standards is available upon request by contacting Lisa Teter at LTETER@INVESTMENTCOUNSELORS.COM or by calling (314) 587-7734.

7. AIMR standard composites represent 100% of discretionary and 99.5% of total firm assets.

8. The dispersion of annual returns is measured by the standard deviation across asset-weighted portfolio returns represented with the composite for the full year.

9. Past performance is no guarantee of future results. Products and services offered by Investment Counselors are subject to investment risks, including the possible loss of the principal invested. Products and services offered by Investment Counselors are not insured by the FDIC and are not deposits or other obligations of National City Bank, and are not guaranteed by National City Bank.

PRIOR PERFORMANCE INFORMATION FOR THE EQUITY INVESTMENT MANAGEMENT TEAM

The principal portfolio managers of the Equity Investment Management Team are Lawrence E. Eakin, Jr. and Christopher H. Wiles, CFA. They have the primary responsibility for the day-to-day management of the Large Cap Core Equity and Large Cap Growth Funds. The Equity Investment Management Team has substantial experience in managing investment companies that focus on large cap issuers. While employed at Strong Capital Management, Inc. and Rockhaven Asset Management, LLC, the Equity Investment Management Team was solely responsible for managing two mutual funds each with a large cap orientation having investment objectives, policies and strategies that are substantially similar, respectively, to the Allegiant Large Cap Core Equity Fund (the "Similar Core Equity Fund") and Allegiant Large Cap Growth Fund (the "Similar Growth Fund" and together with the Similar Core Equity Fund, the "Similar Funds").

Before joining the Equity Investment Management Team at Allegiant, Lawrence E. Eakin Jr. co-managed the Similar Growth Fund and Similar Core Equity Fund (each as defined below). Mr. Eakin joined Strong as a Portfolio Manager in September 2002. Prior to joining Strong, Mr. Eakin served as Rockhaven's director of research since he joined the firm in February 1997. While at Rockhaven, he co-managed the Similar Growth Fund's predecessor, the Rockhaven Premier Fund and the Similar Core Equity Fund's predecessor, the Rockhaven Fund, since 2001. Mr. Eakin received his bachelor's degree in computer application information systems from Clarion University in 1986 and his master's degree in investment finance from Duquesne University in 1993.

Before joining the Equity Investment Management Team at Allegiant, Christopher
H. Wiles, CFA co-managed the Similar Growth Fund and Similar Core Equity Fund and has earned the right to use the Chartered Financial Analyst designation. Mr. Wiles joined Strong as a Portfolio Manager in September 2002. Prior to joining Strong Mr. Wiles was the President and Founder of Rockhaven, an investment advisory firm. While at Rockhaven, he co-managed the Similar Growth Fund's predecessor, the Rockhaven Premier Fund and the Similar Core Equity Fund's predecessor, the Rockhaven Fund, since their inception in November 1997. He received his associate's degree in finance at Penn State University in 1979, his bachelor's degree in finance at Youngstown State University in 1982, and his master's of business administration degree from Cleveland State University in 1984.

The bar charts and the performance tables below show the returns for Class A Shares of the Similar Core Equity Fund and Investor Class Shares of the Similar Growth Fund for certain periods ended December 31, 2003. The information also provides some indication of the risks of investing in the Similar Funds by showing how each Similar Fund's average annual returns, which reflect Similar Fund expenses, compare with returns of a broad measure of market performance and an index of funds with similar investment objectives, which are unmanaged, have no expenses, and are unavailable for investment. The information assumes that you reinvested all dividends and distributions.

Please keep in mind that the past performance of each Similar Fund, before and after taxes, does not represent how the Funds will perform. Returns of the Funds may differ from those of the Similar Funds due, among other things, to differences in operating expenses between the Similar Funds and the respective Funds.

                           CALENDAR YEAR TOTAL RETURNS

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

Investor Class -
Similar Growth Fund          14.83%  52.14% 1    3.35%   -8.97%  -18.09%  25.41%

Class A -
Similar Core Equity Fund     11.88%  24.84%     -1.46%  -10.72%  -14.44%  22.93%
--------------------------------------------------------------------------------
                              1998    1999       2000    2001     2002     2003


1 The Investor Class - Similar Growth Fund's calendar year total returns for 1999 were primarily achieved during favorable conditions in the market, particularly for technology companies. You should not expect that such favorable returns can be consistently achieved.

BEST AND WORST QUARTERLY PERFORMANCE
(During the periods shown above)

Fund name                     Best quarter return        Worst quarter return
--------------------------------------------------------------------------------
Similar Growth Fund           29.98% (4th Q 1999)        -13.18% (2nd Q 2002)
Similar Core Equity Fund      19.95% (4th Q 1999)        -13.18% (2nd Q 2002)

                          AVERAGE ANNUAL TOTAL RETURNS
                                 As of 12-31-03

 Fund/Index                                                1 Year           5 Year             Inception
 SIMILAR CORE EQUITY FUND 1
 Class A
      Return Before Taxes                                  14.68%            1.72%               3.75%
      Return After Taxes on Distributions                  14.64%            0.63%               2.75%
      Return After Taxes on Distributions And Sale
      of Fund Shares                                        9.57%            0.95%               2.73%
  --------------------------------------------------------------------------------------------------------------
 S&P 500 Index 2 (reflects no deduction for fees,
 expenses, or taxes)                                       28.67%           -0.57%               4.29%
 --------------------------------------------------------------------------------------------------------------
 Lipper Large Cap Core Funds Index 3 (reflects no
 deduction for fees, expenses, or taxes)                   24.80%           -1.08%               3.83%
 --------------------------------------------------------------------------------------------------------------
 SIMILAR GROWTH FUND 5
 Investor Class
      Return Before Taxes                                  24.16%            8.01%               9.06%
      Return After Taxes on Distributions                  24.13%            6.41%               7.58%
      Return After Taxes on Distributions And Sale
      of Fund Shares                                       15.70%            6.01%               7.02%
 --------------------------------------------------------------------------------------------------------------
 S&P 500 Index 2 (reflects no deduction for fees,
 expenses, or taxes)                                       28.67%           -0.57%               4.29%
 --------------------------------------------------------------------------------------------------------------
 Russell 1000 Growth Index 4 (reflects no deduction
 for fees, expenses, or taxes)                             29.75%           -5.11%               1.49%
 --------------------------------------------------------------------------------------------------------------
 Lipper Large Cap Core Funds Index 3 (reflects no
 deduction for fees, expenses, or taxes)                   24.80%           -1.08%               3.83%
 --------------------------------------------------------------------------------------------------------------

1 The Similar Core Equity Fund, the Strong Advisor Large Company Core Fund, commenced operations on November 3, 1997.

2 The S&P 500 Index consists of 500 stocks chosen for market size, liquidity, and industry group representation.

3 The Lipper Large Cap Core Funds Index is the average of the 30 largest funds in the Lipper category.

4 The Russell 1000 Growth Index m easures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

5 The Similar Growth Fund, the Strong Large Company Growth Fund, commenced operations on November 3, 1997.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your individual tax situation and may differ from those shown. After-tax returns are not relevant to investments through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

Unlike the bar chart, the performance table reflects the impact of the maximum initial sales charge, which was first charged on November 30, 2000 for the Similar Core Equity Fund. No sales charge is imposed on reinvested dividends and distributions. The Similar Growth Fund does not impose any sales charges on purchases.

The table below shows the Adviser's management teams responsible for each Fund as well as the advisory fees (after fee waivers) the Adviser received for each Fund for the fiscal period ended May 31, 2004.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    ADVISORY FEES PAID AS A
                                                                                                     PERCENTAGE OF AVERAGE
                                                                                                NET ASSETS FOR THE FISCAL YEAR
FUND NAME                                                    MANAGEMENT TEAM                          ENDED MAY 31, 2004
---------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                    International Equity Investment Management Team                1.15%
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Core Equity Fund                          Equity Investment Management Team                       0.75%
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth Fund                               Equity Investment Management Team                       0.75%
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Value Fund                             Value Equity Investment Management Team                    0.75%
---------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth Fund                           Structured Equity Investment Management Team                  0.75%
---------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value Fund                             Mid-Value Equity Investment Management Team                  0.75%
---------------------------------------------------------------------------------------------------------------------------------
S&P 500 Index Fund                                Quantitative Analysis Management Team                     0.20%
---------------------------------------------------------------------------------------------------------------------------------
                                                  Core Equity Investment Management Team,
Small Cap Core Fund                                  Investment Counselors (sub-adviser)                    1.00% 1
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                         Structured Equity Investment Management Team                  1.00%
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Value Fund                          Small Value Equity Investment Management Team                 1.00%
---------------------------------------------------------------------------------------------------------------------------------
Aggressive Allocation Fund                          Asset Allocation Management Team                        0.00%
---------------------------------------------------------------------------------------------------------------------------------
Balanced Allocation Fund                            Asset Allocation Management Team                        0.75%
---------------------------------------------------------------------------------------------------------------------------------
Conservative Allocation Fund                        Asset Allocation Management Team                        0.00%
---------------------------------------------------------------------------------------------------------------------------------
Bond Fund                                         Taxable Fixed Income Management Team                      0.55%
---------------------------------------------------------------------------------------------------------------------------------
Government Mortgage Fund                          Taxable Fixed Income Management Team                      0.40%
---------------------------------------------------------------------------------------------------------------------------------
Intermediate Bond Fund                            Taxable Fixed Income Management Team                      0.40%
---------------------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond Fund                        Taxable Fixed Income Management Team                      0.35%
---------------------------------------------------------------------------------------------------------------------------------
Total Return Advantage Fund                       Taxable Fixed Income Management Team                      0.40%
---------------------------------------------------------------------------------------------------------------------------------
Ultra Short Bond Fund                             Taxable Fixed Income Management Team                      0.20%
---------------------------------------------------------------------------------------------------------------------------------
Money Market Fund                                 Taxable Money Market Management Team                      0.25%
---------------------------------------------------------------------------------------------------------------------------------

1 The Small Cap Core Fund did not commence operations until April 2, 2004. The fee shown represents the contractual advisory fee rate that this Fund is obligated to pay the Adviser.

-------------------------------------------------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Martin Schulz                          Responsible for day-to-day management of the style
Director of International Equity
Investment                             Mr. Schulz has been with the Adviser for seven years.
Years with the Adviser: 7 years
Industry experience:  10 years
-------------------------------------------------------------------------------------------------------------------
EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Christopher A. Wiles, CFA              Shared responsibility for overall management of the fund and decision
Managing Senior Director for Core      making on securities entering and leaving the portfolios
and Growth Equity
Years with the Adviser: 1 year         Mr. Wiles joined the Adviser in 2004.  Mr. Wiles founded Rockhaven Asset
Industry experience:  19 years         Management in 1997.  In 2002, Rockhaven was acquired by Strong Capital
                                       Management, Inc. where he served as Senior Portfolio Manager until joining the Adviser
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------------------------------------------------------------------------------------
Lawrence E. Eakin, Jr.                 Shared responsibility for overall management of the fund and decision
Senior Director of Large Cap Growth    making on securities entering and leaving the portfolios
Equity
Years with the Adviser: 1 year         Mr. Eakin joined the Adviser in 2004.  From 2002 to 2004, he was a
Industry experience:  9 years          Co-Portfolio Manager of the Strong Large Company Core Fund and Large
                                       Company Growth Fund at Strong Capital Management, Inc.  Prior to that time, he was with Rockhaven Asset Management.
-------------------------------------------------------------------------------------------------------------------
Michael J. Halloran, CFA               Responsible for sector analysis
Large Cap Growth Equity Analyst
Years with the Adviser:  1 year        Mr. Halloran joined the Adviser in 2004.  He worked at Strong Capital
Industry experience:  5 years          Management, Inc. as an equity analyst from 2002 to 2004.  Prior to that time, he worked at Rockhaven Asset Management as an equity analyst.
-------------------------------------------------------------------------------------------------------------------
Joe Famoso                             Responsible for analysis in the finance, industrial and basic materials
Analyst                                sectors.
Years with the Adviser:  1 year
Industry experience:  7 years          Prior to joining the Adviser, in 2004, Mr. Famoso served as an analyst
                                       with Mellon Equity Associates.   From November 2000 through February 2004,
                                       he worked at Strong Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------------
MID-VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Michael E. Santelli, CFA, CPA          Mr. Santelli is responsible for management of the Allegiant Mid Cap Value
Senior Director for Value Equity       Fund.
Investment
Years with the Adviser:  9 years       Mr. Santelli has been with the Adviser for 9 years.
Industry experience:  14 years
-------------------------------------------------------------------------------------------------------------------
Alex L. Vallecillo, CFA                Mr. Vallecillo is responsible for management of the Allegiant Mid Cap
Senior Portfolio Manager               Value Fund.
Years with the Adviser:  9 years
Industry experience:  10 years         Mr. Vallecillo joined the Adviser in 1996.
-------------------------------------------------------------------------------------------------------------------
VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Michael J. Chren, CFA                  Leadership responsibility for the Allegiant Large Cap Value Fund.
Senior Director for Value Investment
Years with the Adviser: 1 year         Most recently worked with INVESCO Capital Management where he served as
Industry experience:  19 years         Partner/Senior Portfolio Manager.  Prior to that, he served as Senior
                                       Portfolio Manager with DePrince, Race and Zollo.
-------------------------------------------------------------------------------------------------------------------
Edward A. Johnson                      Day-to-day analysis of current and potential equity investments
Equity Analyst
Years with the Adviser: 1 year
Industry experience:  5 years
-------------------------------------------------------------------------------------------------------------------
STRUCTURED EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Hitesh Patel, PhD                      Mr. Patel has overall responsibility for quantitative research and
Director of Structured Equity          portfolio management.
Strategies
Years with the Adviser: less than 1    Prior to joining the Adviser in April 2005, Mr. Patel served as Director
Industry Experience: 10 years          of Quantitative Research at Harris Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------
Paul Kleinaitis, CFA                   Mr. Kleinaitis is responsible for portfolio management and investment
Senior Portfolio Manager               research.
Years with the Adviser: less than 1
Industry Experience: 18 years          Prior to joining the Adviser in April 2005, Mr. Kleinaitis was a portfolio manager for Harris Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------
Rob Roquitte, CFA                      Mr. Roquitte is responsible for portfolio management.
Senior Portfolio Manager
Years with Adviser: less than 1        Prior to joining the Adviser in April 2005, Mr. Roquitte was a portfolio
Industry Experience: 17 years          manager for Harris Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------------------------------------------------------------------------------------
Steven Greiner, PhD                    Mr. Greiner is responsible for quantitative research and portfolio
Senior Quantitative Strategist         modeling.
Years with Adviser: less than 1
Industry Experience: 25 years          Prior to joining the Adviser in April 2005, Mr. Greiner served as senior quantitative strategist at Harris Investment Management, Inc. since 2003.
                                       Prior to that, he served as Director of Quantitative Research with Clover
                                       Capital Management.
-------------------------------------------------------------------------------------------------------------------
QUANTITATIVE ANALYSIS MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Rita Ontko                             Ms. Ontko is responsible for analytical support of the fund models.
Quantitative Analyst
Years with the Adviser: 8 years        Ms. Ontko joined the Adviser in 1996.
Industry experience:  11 years
-------------------------------------------------------------------------------------------------------------------
ASSET ALLOCATION MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Rita Ontko                             Ms. Ontko monitors operation execution and cash for the funds.
Quantitative Analyst
Years with the Adviser: 8 years        Ms. Ontko joined the Adviser in 1996.
Industry experience:  11 years

-------------------------------------------------------------------------------------------------------------------
SMALL VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
John P. Micklitsch                     Mr. Micklitsch is responsible for the management of the Allegiant Small
Senior Portfolio Manager of Small      Cap Value Fund.
Cap Value Equity Investment
Years with the Adviser: 1 year         Prior to joining the Adviser in 2004, he was a Co-Manager and Senior
Industry experience:  10 years         Research Analyst at Fifth Third Asset Management (2003-2004).  Prior
                                       Research Analyst and Head Equity Trader at Robert E. Torray & Co. Inc.
                                       (1996-2003)
-------------------------------------------------------------------------------------------------------------------
Ori Elan                               Prior to joining the Adviser in 2005, Mr. Elan worked for National City
Equity Analyst                         Corporation as part of the MBA Corporate Associate Program, supporting
                                       National Consumer Finance, Charitable and Retirement Services, and
Years with the Adviser: less than 1    Corporate Planning.  In 2004, his program rotation concluded with the
Industry experience: 1 year            Adviser.
-------------------------------------------------------------------------------------------------------------------
CORE EQUITY INVESTMENT MANAGEMENT TEAM, ALLEGIANT INVESTMENT COUNSELORS (SUB-ADVISER)
-------------------------------------------------------------------------------------------------------------------
Gordon A. Johnson                      Mr. Johnson has overall responsibility for the team's investment
President and Chief Investment         operations.
Officer - Allegiant Investment
Counselors                             Mr. Johnson has been with Investment Counselors, sub-adviser for the
Years with the Adviser: 1 year         Allegiant Small Cap Core Fund, since 1985.
Industry experience:  20 years
-------------------------------------------------------------------------------------------------------------------
James E. Mineman                       Mr. Mineman is responsible for coordinating the equity research process
Director of Equity Research            for the Allegiant Small Cap Core Fund.
Years with the Adviser: 1 year
Industry experience:  11 years         Mr. Mineman has been with Investment Counselors, sub-adviser for the
                                       Allegiant Small Cap Core Fund, since 1994.
-------------------------------------------------------------------------------------------------------------------
Peter A. Roy                           Mr. Roy is responsible for implementing and managing the investment
Vice President, Portfolio Manager      philosophy.
Years with the Adviser: 1 year
Industry experience:  2 years          Prior to joining Investment Counselors in 2003, Mr. Roy was a portfolio manager for Allegiant Trust Company.
-------------------------------------------------------------------------------------------------------------------
Lisa A. Teter                          Ms. Teter is responsible for portfolio management and trading for the
Vice President, Portfolio Manager      Allegiant Small Cap Core Fund.
Years with the Adviser: 1 year
Industry experience:  11 years         Ms. Teter has been with Investment Counselors, sub-adviser for the
                                       Allegiant Small Cap Core Fund, since 1994.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------------------------------------------------------------------------------------
TAXABLE FIXED INCOME MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Andrew Harding                         Mr. Harding has primary responsibility for taxable fixed income strategy
Senior Director for Taxable Fixed      and performance at the Adviser
Income Investments
Years with the Adviser: 4 years        Prior to joining the Adviser in 2000, Mr. Harding was a portfolio manager
Industry experience:  24 years         with McDonald Investments.
-------------------------------------------------------------------------------------------------------------------
Cynthia D. Cole                        Ms. Cole is primarily responsible for analyzing and recommending corporate
Director of Corporate Bond Investment  sector investments.
Years with the Adviser: 6 years
Industry experience:  20 years         Ms. Cole has been with the Adviser since 1999.
-------------------------------------------------------------------------------------------------------------------
Timothy Compan, Jr., CFA               Mr. Compan has responsibility for fixed income security credit analysis.
Senior Debt Securities Analyst
Years with the Adviser: 2 years        Prior to joining the Adviser in 2003, Mr. Compan managed a risk analysis
Industry experience:  5 years          group at Goldman, Sachs & Company.
-------------------------------------------------------------------------------------------------------------------
Matthew Downing                        Mr. Downing has responsibility for fixed income security and portfolio
Fixed Income Analyst                   research.
Years with the Adviser: 3 years
Industry experience:  4 years          Prior to joining the Adviser in 2001, Mr. Downing was a consultant with
                                       FutureNext Consulting.
-------------------------------------------------------------------------------------------------------------------
Mark Lozina, CFA                       Mr. Lozina has day-to-day responsibility for fixed income security and
Fixed Income Analyst                   portfolio research.
Years with the Adviser: 2 years
Industry experience:  9 years          Prior to joining the Adviser in 2002, Mr. Lozina was with National City
                                       Corporation's Equity Sponsor Group.
-------------------------------------------------------------------------------------------------------------------

PURCHASING, SELLING AND EXCHANGING FUND SHARES

This section tells you how to purchase, sell (sometimes called "redeem") and exchange Class R Shares of the Funds. The Funds may accept or reject any purchase order.

     CLASS R SHARES:

     o   NO FRONT-END SALES CHARGE

     o CONTINGENT DEFERRED SALES CHARGE (BACK-END SALES CHARGE IF YOU REDEEM WITHIN 18 MONTHS OF INITIAL PURCHASE)

     o   12B-1 FEES UP TO 0.60% OF NET ASSETS

     o   NO MINIMUM INITIAL INVESTMENT FOR QUALIFIED PLANS AND THEIR
         PARTICIPANTS

     o   MINIMUM INITIAL INVESTMENT OF $250 FOR INDIVIDUAL INVESTORS

     o MAXIMUM INITIAL OR SUBSEQUENT INVESTMENT OF $1 MILLION FOR INDIVIDUAL INVESTORS

     o   $50 MINIMUM MONTHLY INVESTMENT THROUGH PLANNED INVESTMENT PROGRAM

     o   DOES NOT CONVERT TO ANY OTHER SHARE CLASS

Class R Shares are generally intended for tax-advantaged investments, including qualified retirement plans (such as 401(k) plans), individual retirement accounts, and tax-advantaged non-retirement accounts (such as Coverdell Education Savings Accounts). Class R Shares may also be available to certain institutional investors (such as charitable or endowment funds) and certain non-qualified retirement plans.

From time to time, the Adviser and its affiliates may pay from their own resources a fee to financial institutions that generate purchase orders. These fees are described in our Statement of Additional Information.

The Adviser will monitor each Fund's asset size and, subject to approval by Allegiant's Board of Trustees, may decide to close a Fund at any time to new investments or new accounts if the Adviser believes that an increase in the asset size of a Fund may adversely affect the implementation of the Fund's strategies. If a Fund is closed, the Fund may continue to accept additional investments from existing shareholders.

RETIREMENT PLAN PARTICIPANTS
If you buy, sell or exchange shares through a retirement plan, the procedures for buying, selling and exchanging shares and account features and policies may be different than those described in this prospectus. Plan participants should contact your plan sponsor or administrator for information regarding procedures for investing in the Funds.

LIMITATIONS ON PURCHASES, EXCHANGES AND REDEMPTIONS

Allegiant has imposed limitations on purchases, exchanges and redemptions to prevent excessive short-term trading by shareholders. These restrictions apply uniformly. Under the Fund's procedures, the Fund or its delegate shall request representations of compliance with the Fund's market timing procedures from parties involved in the distribution of Fund shares and administration of shareholder accounts. The Fund does not accommodate frequent purchases and redemptions of Fund shares by Fund shareholders.

Short-term trading creates transaction costs that are borne by all shareholders and disrupts the orderly management of a Fund's portfolio investments. Funds that invest in overseas securities markets are particularly vulnerable to market timers who may take advantage of time zone differences between the foreign markets on which these Funds' portfolio securities trade and the U.S. markets which generally determine the time as of which net asset value ("NAV") is calculated ("time-zone arbitrage"). For additional information on time zone arbitrage, see the Statement of Additional Information. Further, Funds that invest in small-cap securities and other types of investments which are not frequently traded, including high-yield bonds, also can be the targets of market timers.

GENERAL TRADING LIMITS: Fund shareholders are limited to no more than six "round trip" transactions - a fund purchase followed shortly by a corresponding sale (redemption or exchange) - during any 12-month period. If multiple "round trip" transactions occur in an account, there must be at least 60 calendar days between the initiation of each transaction.

Shareholders who violate this policy will be notified of violations of Allegiant's market timing policies. If a shareholder continues market timing activities after being cited for market timing violations, the account will be closed to new purchases or exchanges of the Fund shares.

If any transaction is deemed to have the potential to adversely impact a Fund, the Fund reserves the right to:

     o   Reject a purchase or exchange

     o Delay payment of immediate cash redemption proceeds for up to seven calendar days

     o Revoke a shareholder's privilege to purchase Fund shares (including exchanges or "round trips")

     o   Limit the amount of any exchange

Allegiant reserves the right to revise or terminate the exchange privilege at any time, for any reason.

You will be provided 60 days' notice before any material change to the exchange privilege is made.

HOW TO PURCHASE FUND SHARES

                              NEW ACCOUNT SET UP                         ADDING TO AN EXISTING ACCOUNT
-----------------------------------------------------------------------------------------------------------------
INTERNET                      Visit our site and click on "Open an       You may place your purchase order on
WWW.ALLEGIANTFUNDS.COM        Account Online." Or log on to our on       our Web Site using your established
                              line Forms Center to print or complete     banking instructions for payment. To
                              an application on line. Mail the           authorize this service, please
                              application to the address below.          complete an Account Change Form or
                              Unless you arrange to pay by wire or       call 1-800-622-FUND (3863).
                              ACH, write your check, payable in U.S.
                              dollars, to "Allegiant Funds (Fund name)."
                              Allegiant cannot accept third-party checks,
                              starter checks, credit cards, credit card
                              checks, cash or cash equivalents (i.e.,
                              cashier's check, bank draft, money order
                              or traveler's check).
-----------------------------------------------------------------------------------------------------------------
TELEPHONE                     Call our Investor Services Line to         Call our Investor Services
1-800-622-FUND (3863)         obtain an application.                     Line to purchase additional
                                                                         shares. To authorize this
                                                                         service, please complete
                                                                         an Account Change Form or
                                                                         call  1-800-622-FUND (3863).
-----------------------------------------------------------------------------------------------------------------
MAIL                          Complete an application and mail it        Make your check payable to
                              along with a check payable, in U.S.        "Allegiant Funds (Fund
                              dollars, to "Allegiant Funds (Fund         Name)."  Please include your
                              Name)."                                    account number on your check
                                                                         and mail it to the address at
                                Allegiant Funds                          the left.
                                P.O. Box 8421
                                Boston, MA 02266-8421

                              For overnight delivery mail to:

                                Boston Financial Data Services
                                Attn: Allegiant Funds
                                66 Brooks Drive
                                Braintree, MA 02184

                              Allegiant cannot accept third-party checks, starter checks, credit cards, credit card checks, cash or cash equivalents (i.e., cashier's check, bank draft, money order or traveler's check).

                              NEW ACCOUNT SET UP                         ADDING TO AN EXISTING ACCOUNT
-----------------------------------------------------------------------------------------------------------------
AUTOMATED CLEARING HOUSE      Complete "Bank, Wire & Electronic Funds    A Planned Investment Program
("ACH")                       Transfer Instructions"  section of the     can be set up to automatically
                              application to have funds directly         purchase shares on designated
                              transferred from a bank account.  A        dates during the month.
                              primary and secondary account may be       Please see "Planned Investment
                              established.  Please note all              Program" below.
                              electronic transfers will be on the
                              primary account unless notified
                              otherwise. Any changes in these
                              instructions must be made in writing to
                              Allegiant Funds with a signature
                              guarantee.
-----------------------------------------------------------------------------------------------------------------
PLANNED INVESTMENT PROGRAM    With a $50 minimum initial investment      With current account
                              and if you have a checking or savings      information on your account,
                              account with a bank, you may purchase      participation in the program
                              Class R Shares automatically through       can be arranged via the
                              regular deductions from your account in    Internet or by calling
                              amounts of at least $50 per month per      1-800-622-FUND (3863).
                              account.
                                                                         For existing accounts, without
                              You may arrange for participation in       account information,
                              this program when a new account is         participation can be arranged
                              established.                               by completing an Account
                                                                         Change Form with banking
                                                                         information. This form
                                                                         must include a signature
                                                                         guarantee by a bank or
                                                                         other financial institution.
-----------------------------------------------------------------------------------------------------------------

                              NEW ACCOUNT SET UP                       ADDING TO AN EXISTING ACCOUNT
-----------------------------------------------------------------------------------------------------------------
WIRE                          To purchase shares by wire, call         Call 1-800-622-FUND (3863)
                              1-800-622-FUND (3863) to set up          prior to sending the wire
                              your account to accommodate wire         in order to obtain a
                              transactions and to receive a            confirmation number and to
                              wire control number to be                ensure prompt and accurate
                              included in the body of the wire.        handling of funds.  Ask
                              Ask your bank to transmit                your bank to transmit
                              immediately available funds by           immediately available funds
                              wire in the amount of your               by wire as described at the
                              purchase to:                             left.  Please include your
                                                                       account number.
                              State Street Bank and Trust
                              Company                                  Allegiant and its transfer
                              ABA # 011000028                          agent are not responsible
                              Account 99052755 Credit Allegiant        for the consequences of
                              Funds                                    delays resulting from the
                              (Account Registration)                   banking or Federal Reserve
                              (Account Number)                         Wire system, or from
                              (Wire Control Number)                    incomplete wiring
                                                                       instructions.
                              Note: Your bank may charge you a
                              fee for this service.

                              Allegiant and its transfer agent are not
                              responsible for the consequences of
                              delays resulting from the banking or
                              Federal Reserve Wire system, or from
                              incomplete wiring instructions.
-----------------------------------------------------------------------------------------------------------------
FINANCIAL INTERMEDIARY        Contact your financial                   Contact your financial
                              consultant. Please note, your            consultant. Please note,
                              financial consultant or                  your financial consultant
                              institution may charge a fee for         or institution may charge a
                              its services.                            fee for its services.
-----------------------------------------------------------------------------------------------------------------

BUYING OR SELLING SHARES THROUGH A FINANCIAL INTERMEDIARY

Your financial intermediary is responsible for transmitting all purchase and sale requests, investment information, documentation and money to Allegiant on time. Allegiant may authorize certain financial intermediaries to accept, on behalf of Allegiant, purchase, redemption and exchange orders placed by or on behalf of their customers and to designate other intermediaries to accept such orders. In these cases, a Fund will be deemed to have received an order that is in proper form when the order is accepted by the financial intermediary on a business day, and the order will be priced at the Fund's net asset value per share (NAV) next determined after such acceptance, adjusted for any applicable sales charge. Your financial intermediary is responsible for transmitting accepted orders to Allegiant within the time period agreed upon.

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) is open for business (Business Day). Shares cannot be purchased by wire transactions on days when banks are closed.

Allegiant may reject any purchase order if it is determined that accepting the order would not be in the best interests of the Fund or its shareholders.

The price per share (the offering price) will be the NAV next determined after a Fund receives your purchase order. Daily NAV is calculated for each of the Funds each Business Day at the close of trading on the NYSE (normally 4:00 p.m. Eastern time). NAV is not calculated on holidays when the NYSE is closed for trading. The deadline for submitting a purchase order to the transfer agent in order to receive the current Business Day's NAV is 4:00 p.m. Eastern time.

With respect to the Money Market Fund, to be eligible to receive dividends declared on the day you submit your purchase order, the Fund generally must receive your order and immediately available funds before 3:30 p.m. Eastern time that day.

HOW WE CALCULATE NAV

NAV for one Fund share is the value of that share's portion of the assets of the Fund less liabilities and class expenses.

In calculating NAV, a Fund generally values its investment portfolio at market price. Certain short-term debt instruments used to manage a Fund's cash are valued on the basis of amortized cost.

The Money Market Fund generally values its investment portfolio using the amortized cost method, which is described in our Statement of Additional Information. If this method is determined to be unreliable during certain market conditions or for other reasons, a Fund may value its portfolio at market price or fair value prices may be determined in good faith using methods approved by the Board of Trustees.

Some Funds may hold securities that are listed on foreign exchanges. Foreign securities are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. Foreign securities may trade on weekends or other days when the Fund does not calculate NAV. As a result, the market value of these investments may change on days when you cannot buy or sell shares of the Funds.

If market prices are not readily available, including when quoted prices are considered to be unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees. A Fund may use fair value pricing if the value of a security it holds has been materially affected by events occurring before the Fund's pricing time but after the close of the primary markets or exchange on which the security is traded. Significant events (e.g., movement in the U.S. securities market, or other regional and local developments) may occur between the time that foreign markets close (where the security is principally traded) and the time that the Fund calculates its net asset value (generally, the close of the NYSE) that may impact the value of securities traded in these foreign markets. This most commonly occurs with foreign securities, but may occur in other cases as well. In these cases, information furnished by an independent pricing service may be utilized to adjust closing market prices of certain foreign common stocks to reflect their fair value. The independent pricing service may draw upon, among other information, the market values of foreign investments. Because the frequency of significant events is not predictable, fair valuation of certain common stocks may occur on a frequent basis. When fair value pricing is employed, the prices of securities used by a Fund to calculate its NAV may differ from quoted or published prices for the same security. The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the NAV of a Fund.

Investments by any Fund in any mutual fund (including investments in Underlying Allegiant Funds by the Aggressive Allocation Fund and Conservative Allocation
Fund) are valued at their respective net asset values as determined by those mutual funds each business day. The prospectuses for those mutual funds explain the circumstances under which those funds will use fair value pricing and the effects of using fair value pricing.

Our Statement of Additional Information contains more detailed information concerning how the Funds value their investments.

SALES CHARGES

CONTINGENT DEFERRED SALES CHARGES

If you sell your Class R Shares within 18 months of purchase, you will pay a contingent deferred sales charge of 0.75% on either (1) the NAV of the shares at the time of purchase, or (2) NAV of the shares next calculated after Allegiant receives your sale request in good order, whichever is less. Good order means that complete information is provided for your sale request. The sales charge does not apply to shares you purchase through reinvestment of dividends or distributions, so you never pay a deferred sales charge on any increase in your investment above the initial offering price. This sales charge does not apply to exchanges of Class R Shares of one Fund for Class R Shares of another Allegiant Fund.

When an investor redeems Class R Shares, they are redeemed first from those Class R Shares that are not subject to the deferred sales load (i.e., Class R Shares that were acquired through reinvestment of dividends or capital gain distributions) and thereafter, unless otherwise designated by the shareholder, from the Class R Shares that have been held the longest.

The contingent deferred sales charge will be waived if you sell your Class R Shares for the following reasons:

o    redemptions following the death or disability of a shareholder;

o redemptions representing a minimum required distribution from an IRA or a custodial account to a shareholder who has reached 70 1/2 years of age;

o minimum required distributions from an IRA or a custodial account to a shareholder who has died or become disabled;

o redemptions by participants in a qualified plan for retirement loans, financial hardship, certain participant expenses and redemptions due to termination of employment with the plan sponsor;

o    redemptions by a settlor of a living trust;

o redemptions effected pursuant to Allegiant's right to liquidate a shareholder's account if the value of shares held in the account is less than the minimum account size;

o    return of excess contributions;

o redemptions following the death or disability of both shareholders in the case of joint accounts;

o    exchanges of Class R Shares for Class R Shares of another Allegiant Fund;

o distributions of less than 10% of the annual account value under a Systematic Withdrawal Plan;

o exchange of Class R Shares for Class I Shares of the same Fund by a financial institution on behalf of its customers who beneficially own such shares through a fiduciary account; and

o redemptions by participants in a qualified plan who transfer funds from an Allegiant fund to a non-Allegiant fund available through the plan.

HOW TO SELL YOUR FUND SHARES

Holders of Class R Shares may sell shares by following the procedures established when they opened their account or accounts.


INTERNET
WWW.ALLEGIANTFUNDS.COM

The minimum amount for an Internet redemption is $100. You may arrange for participation in a Systematic Withdrawal Plan (see below for more information). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).

TELEPHONE
1-800-622-FUND (3863)

Call with your account name, number, and amount of redemption (minimum amount is $100). Redemptions will be sent to the shareholder's address or bank account on record. All redemptions must follow the procedures established when the account or accounts were established (see page 101 "How to Purchase Fund Shares").

SYSTEMATIC WITHDRAWAL PLAN

If you have at least $1,000 in your account, you may use the Systematic Withdrawal Plan. Under the plan you may arrange periodic automatic withdrawals of at least $100 from any Fund. There will be no deferred sales charge on systematic withdrawals made on Class R Shares, as long as the amounts withdrawn do not exceed 10% annually of the account balance. The proceeds of each withdrawal will be mailed to you by check or, if you have a checking or savings account with a bank, via electronic transfer to your account. Participation in this program can be arranged when completing an account application or an Account Change Form, via the Internet, or calling our Investor Services line.

FINANCIAL INTERMEDIARY

Contact your financial consultant, broker or institution to redeem your shares. Your financial consultant, broker or institution may charge a fee for its services, in addition to the fees charged by Allegiant.

SIGNATURE GUARANTEE

The use of a guarantee is common in the securities industry. Its purpose is to authenticate the signature and capacity of a person requesting the redemption or transfer of securities. Its use is for your protection as well as the Fund's.

We will accept only STAMP2000 New Technology Medallion Signature Guarantee stamps from eligible guarantors-- these include banks, broker/dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The guarantee must appear on the same document as the signature(s) being guaranteed and as close as practicable to the endorsement.

To obtain the guarantee, you must take your unsigned document to the guaranteeing institution. Most institutions will not guarantee your signature unless you sign in their presence. Be sure to bring the kind of personal identification with you that the guaranteeing institution requires. The guaranteeing institution must use a STAMP2000 New Technology Medallion Signature Guarantee stamp. A stamp that is not in this format is NOT an acceptable substitute. A witnessed, verified, or certified signature or a notarization by a notary public is NOT an acceptable substitute for a guarantee, nor can we accept a comparison guarantee, a handwritten signature guarantee, or a non-Medallion guarantee stamp.

RECEIVING YOUR MONEY

If you would like the proceeds of your redemption to be sent to an address or made payable to a payee other than the information we have on record, or if you wish to sell $100,000 or more of your shares, please notify Allegiant in writing and include a signature guaranteed by a bank or other financial institution (a notarized signature is not sufficient).

The sale price of each share for redemption requests received in good order by Allegiant will be the next NAV determined less any applicable deferred sales charge. See "Contingent Deferred Sales Charges" on page 105 for information concerning the application of contingent deferred sales charges.

Normally, we will send your sale proceeds within seven days after we receive your request in good order. Your proceeds can be wired to your bank account or sent to you by check. Allegiant does not charge a fee to wire your funds; however, your institution may charge a fee.

IF YOU RECENTLY PURCHASED YOUR SHARES BY CHECK OR THROUGH ACH, REDEMPTION PROCEEDS MAY NOT BE AVAILABLE UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE). IF YOU RECENTLY CHANGED YOUR ADDRESS, YOU WILL NOT BE ABLE TO REDEEM YOUR SHARES WITHIN 10 DAYS AFTER THE CHANGE WITHOUT A SIGNATURE GUARANTEE.

REDEMPTIONS IN KIND

We generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of a Fund's remaining shareholders), we might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were you would probably have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.


INVOLUNTARY SALE OF YOUR SHARES

If your account balance drops below $500 because of redemptions, you may be required to sell your shares. But, we will always give you at least 60 days' written notice to give you time to add to your account and avoid the sale of your shares.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

Allegiant may suspend the right of redemption or postpone the date of payment for shares redeemed during any period when:

(a) trading on the NYSE is restricted by applicable rules and regulations of the SEC;

(b) the NYSE is closed for other than customary weekend and holiday closings;

(c)      the SEC has by order permitted such suspension; or

(d)      an emergency exists, as determined by the SEC, as a result of which:
         (i) disposal by Allegiant of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for Allegiant to determine the fair market value of its net assets.

HOW TO EXCHANGE YOUR SHARES

You may exchange Class R Shares of one Allegiant Fund for Class R Shares of another Allegiant Fund. You may exchange your shares on any Business Day. The deadline for submitting same day exchange orders to Allegiant's transfer agent is 4:00 p.m. Eastern Time.

INTERNET
WWW.ALLEGIANTFUNDS.COM

You may exchange your shares through the Internet. The minimum amount for Internet exchange into a new Fund is $500. You may arrange for participation in a Systematic Exchange Plan (see Systematic Exchange Plan below for more information). To authorize this service, please call 1-800-622-FUND (3863) or visit our Forms Center online to obtain an Account Change Form.

TELEPHONE
1-800-622-FUND (3863)

Call with your account name, number, and amount of exchange into an existing account (minimum amount is $500). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).

MAIL

Indicate which existing fund you would like to transfer to (you may only exchange within the same share class) and mail to the following address:

     Allegiant Funds
     P.O. Box 8421
     Boston, MA 02266-8421

For overnight delivery mail to:

     Boston Financial Data Services
     Attn: Allegiant Funds
     66 Brooks Drive
     Braintree, MA 02184

The minimum exchange amount is $500.

SYSTEMATIC EXCHANGE PROGRAM

You can exchange Class R Shares of the Allegiant Money Market Fund for Class R Shares of any other Allegiant Fund automatically, at periodic intervals. The minimum exchange amount is $50.

If you would like to enter into a systematic exchange program concerning Class R Shares you must exchange them within either six or twelve months from the date of purchase.

You may arrange for participation in this program via the Internet at WWW.ALLEGIANTFUNds.com, by calling 1-800-622-FUND (3863) or by completing an account application.

FINANCIAL INTERMEDIARY
Contact your financial consultant, broker or institution. Your financial consultant, broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED SHARES BY CHECK OR THROUGH ACH, YOU MAY NOT BE ABLE TO EXCHANGE YOUR SHARES UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).

When you exchange shares, you are really selling your shares and buying other Fund shares. So, your sale price and purchase price will be based on the NAVs next calculated after a Fund receives your exchange request.

No contingent deferred sales charge is imposed on redemptions of shares you acquire in an exchange in this manner, provided you hold your shares for at least 18 months from your initial purchase.

TELEPHONE AND INTERNET TRANSACTIONS

Purchasing, selling and exchanging Fund shares over the telephone or via the Internet is extremely convenient, but not without risk. Although Allegiant has certain safeguards and procedures to confirm the authenticity of instructions, Allegiant is not responsible for any losses or costs incurred by following telephone or Internet instructions we reasonably believe to be genuine. If you or your financial institution transact with Allegiant over the telephone or via the Internet, you will generally bear the risk of any loss, provided Allegiant has followed reasonable procedures to confirm the authenticity of instructions.

CUSTOMER IDENTIFICATION PROGRAM

Federal regulations require Allegiant to obtain your name, your date of birth (for a natural person), your residential address or principal place of business (as the case may be) and (if different) mailing address, and your Social Security number, employer identification number or other government-issued identification when you open an account. Additional information may be required in certain circumstances. Purchase applications without such information may not be accepted. If you have applied for an identification number, the application must be provided and the number submitted within a time period after the establishment of the account deemed reasonable by Allegiant. To the extent permitted by applicable law, Allegiant reserves the right to place limits on transactions in your account until your identity is verified.

DISTRIBUTION OF FUND SHARES

Each Fund has adopted a distribution plan with respect to Class R Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, that allows each Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of a Fund's assets continuously, over time these fees will increase the cost of your investment and may cost more than paying other types of sales charges.

Distribution fees for Class R Shares, as a percentage of average daily net assets, are 0.60% with respect to each Fund.

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals and lodging, and gifts that do not exceed $100 per year, per individual.

DIVIDENDS AND TAXES

The following Funds distribute income at least annually:

      Allegiant International Equity Fund
      Allegiant Large Cap Growth Fund*
      Allegiant Mid Cap Growth Fund*
      Allegiant Mid Cap Value Fund
      Allegiant Small Cap Core Fund
      Allegiant Small Cap Growth Fund
      Allegiant Small Cap Value Fund

*effective January 1, 2005

The following Funds distribute income quarterly:

      Allegiant Large Cap Core Equity Fund
      Allegiant Large Cap Value Fund
      Allegiant S&P 500 Index Fund
      Allegiant Aggressive Allocation Fund
      Allegiant Balanced Allocation Fund

The following Funds distribute income monthly:

      Allegiant Conservative Allocation Fund
      Allegiant Bond Fund
      Allegiant Government Mortgage Fund
      Allegiant Intermediate Bond Fund
      Allegiant Limited Maturity Bond Fund
      Allegiant Total Return Advantage Fund
      Allegiant Ultra Short Bond Fund

The Allegiant Money Market Fund accrues its income daily and distributes it monthly.

Each Fund makes distributions of capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive a distribution.

You will receive distributions in the form of additional Fund shares unless you elect to receive payment in cash. You may change your distribution options directly through the Internet at WWW.ALLEGIANTFUNDS.COM, or by notifying Allegiant in writing prior to the date of the distribution. Your election will be effective for distributions paid the next day if done through the Internet or after Allegiant receives your written notice.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Certain other distributions paid by the Funds to individual shareholders may also be taxable to you as long-term capital gain, subject to certain requirements. In general, if 95% or more of the gross income of a Fund (other than net capital gain) consists of dividends received from domestic corporations or "qualified" foreign corporations ("qualifying dividends"), then all distributions paid by the Fund to individual shareholders will be taxed at long-term capital gains rates. However, if less than 95% of the gross income of a Fund (other than net capital gain) consists of qualifying dividends, then distributions paid by the Fund to individual shareholders will be qualifying dividends only to the extent they are derived from qualifying dividends earned by the Fund. The amount of a Fund's distributions that are qualifying dividends may be reduced as a result of a Fund's securities lending activities. This is because any dividends paid on securities while on loan will not be deemed to have been received by a Fund, and the equivalent amount paid to the Fund by the borrower of the securities will not be deemed to be a qualifying dividend. In general, long-term capital gains and dividends are taxed at a maximum rate of 15%. Fund distributions attributable to short-term capital gains and ordinary income will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.

In selecting portfolio securities to be sold, the Funds generally use tax management techniques that are intended to minimize capital gains and enhance after-tax returns.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will generally recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of a Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

It is expected that the Allegiant International Equity Fund will be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Allegiant International Equity Fund may make an election to treat a proportionate amount of such taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit such proportionate amount of taxes against U.S. federal income tax liability or (2) to take such amount as an itemized deduction.

A Fund may be required in certain cases to withhold and remit to the Internal Revenue Service a percentage of taxable dividends or gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients." For 2004, the withholding rate is 28%.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

STATE AND LOCAL TAXES

You may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. government securities or interest on securities of the particular state or localities within the state. You should consult your tax adviser regarding the tax status of distributions in your state and locality.

MORE INFORMATION ABOUT TAXES IS IN THE STATEMENT OF ADDITIONAL INFORMATION.

FINANCIAL HIGHLIGHTS


Class R Shares are new and have either no performance history or a limited performance history. The Class R Shares of the Mid Cap Growth, Small Cap Value, Aggressive Allocation, Balanced Allocation, Conservative Allocation, Bond, Intermediate Bond, Ultra Short Bond and Money Market Funds have no performance history. For this reason, the tables that follow present performance information about Class I Shares of the Ultra Short Bond Fund and Class A Shares of each other Fund. Class R Shares of the International Equity, Large Cap Core Equity, Large Cap Growth, Large Cap Value, Mid Cap Value, S&P 500 Index, Small Cap Core, Small Cap Growth, Government Mortgage, Limited Maturity Bond and Total Return Advantage Funds commenced investment operations during 2003 and 2004. Accordingly, the following tables present Class R Shares performance information for these Funds.

This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of the Fund's or share class' operations. All per share information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions.

Except as stated otherwise below, the financial highlights have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, whose reports, along with each Fund's financial statements, is included in the annual reports dated May 31, 2004 and is incorporated by reference into the Statement of Additional Information.

In June 2000, the Parkstone Bond, U.S. Government Income and Mid Capitalization Funds were reorganized into the Allegiant Bond, Government Mortgage and Mid Cap Growth Funds. In connection with this reorganization, each of these Allegiant Funds adopted the financial highlights, financial statements and performance history of its corresponding acquired Parkstone Fund.

You can obtain the Funds' annual reports, which contain more performance information, at no charge by calling 1-800-622-FUND (3863).

                                                            FINANCIAL HIGHLIGHTS


SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED



                                                                    DISTRIBUTIONS
          NET ASSET                    REALIZED AND     DIVIDENDS      FROM NET
            VALUE,         NET          UNREALIZED      FROM NET       REALIZED      NET ASSET
          BEGINNING     INVESTMENT     GAIN (LOSS)    INVESTMENT      CAPITAL      VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS     INCOME         GAINS         OF YEAR    RETURN+
--------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $ 8.21      $(0.02)(1)        $ 1.91         $(0.16)       $(0.00)        $ 9.94      23.03%
--------------------------------------------------------------------------------------------------------
LARGE CAP CORE EQUITY FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $ 9.74      $ 0.03(1)         $ 1.02         $(0.04)       $(0.00)        $10.75      10.84%
--------------------------------------------------------------------------------------------------------
LARGE CAP GROWTH FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $17.38      $(0.13)(1)        $ 1.24         $(0.04)       $(0.00)        $18.45       6.41%
--------------------------------------------------------------------------------------------------------
LARGE CAP VALUE FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $14.54      $ 0.11(1)         $ 1.85         $(0.13)       $(0.00)        $16.37      13.49%
--------------------------------------------------------------------------------------------------------
MID CAP GROWTH FUND
--------------------------------------------------------------------------------------------------------
CLASS A
2004        $ 5.48      $(0.06)(1)        $ 0.90         $(0.00)       $(0.00)        $ 6.32      15.33%
2003          6.26       (0.06)(1)         (0.72)         (0.00)        (0.00)          5.48     (12.46)
2002          7.80       (0.08)(1)         (1.46)         (0.00)        (0.00)          6.26     (19.74)
2001         15.53       (0.10)(1)         (3.09)         (0.00)        (4.54)          7.80     (24.23)
2000         14.10       (0.15)(1)          6.23          (0.00)        (4.65)         15.53      51.48
--------------------------------------------------------------------------------------------------------
MID CAP VALUE FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $10.55      $(0.05)(1)        $ 2.20         $(0.05)       $(0.23)        $12.42      20.59%
--------------------------------------------------------------------------------------------------------
S&P 500 INDEX FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $ 8.51      $ 0.06(1)         $ 1.12         $(0.06)       $(0.00)        $ 9.63      13.84%

                                                       RATIO         RATIO OF NET
                                     RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE   (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS       NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE    (BEFORE FEE       (BEFORE FEE       TURNOVER
           YEAR (000)  NET ASSETS     NET ASSETS      WAIVERS)         WAIVERS)           RATE
------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $   281       1.98%         0.44%          1.98%             0.44%            117%
------------------------------------------------------------------------------------------------
LARGE CAP CORE EQUITY FUND
------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $   420       1.49%         0.26%          1.49%             0.26%            124%
------------------------------------------------------------------------------------------------
LARGE CAP GROWTH FUND
------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $   301       1.49%        (0.59)%         1.49%            (0.59)%           144%
------------------------------------------------------------------------------------------------
LARGE CAP VALUE FUND
------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $   491       1.48%         0.73%          1.48%             0.73%             47%
------------------------------------------------------------------------------------------------
MID CAP GROWTH FUND
------------------------------------------------------------------------------------------------
CLASS A
2004        $19,092       1.38%        (0.94)%         1.51%            (1.07)%           228%
2003         16,476       1.55         (1.17)          1.55             (1.17)             66
2002         19,943       1.52         (1.17)          1.52             (1.17)             68
2001         28,107       1.50         (0.88)          1.55             (0.93)            191
2000         46,183       1.54         (1.00)          1.54             (1.00)            110
------------------------------------------------------------------------------------------------
MID CAP VALUE FUND
------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $   261       1.58%        (0.35)%         1.80%            (0.57)%            87%
------------------------------------------------------------------------------------------------
S&P 500 INDEX FUND
------------------------------------------------------------------------------------------------
CLASS R
2004(2)     $ 1,424       0.93%         0.73%          1.08%             0.58%              1%

+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED. TOTAL RETURN EXCLUDES SALES CHARGE.

(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.


(2) INTERNATIONAL EQUITY, LARGE CAP CORE EQUITY, LARGE CAP GROWTH, LARGE CAP VALUE, MID CAP VALUE AND S&P 500 INDEX FUND CLASS R COMMENCED OPERATIONS ON JULY 31, 2003. ALL RATIOS FOR THE RESPECTIVE PERIODS HAVE BEEN ANNUALIZED.

FINANCIAL HIGHLIGHTS


SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED




          NET ASSET                    REALIZED AND     DIVIDENDS    DISTRIBUTIONS
            VALUE,         NET          UNREALIZED       FROM NET       FROM NET      NET ASSET
          BEGINNING     INVESTMENT      GAIN (LOSS)     INVESTMENT      REALIZED     VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS      INCOME     CAPITAL GAINS     OF YEAR    RETURN+
----------------------------------------------------------------------------------------------------------
SMALL CAP CORE FUND
---------------------------------------------------------------------------------------------------------
CLASS A
2004(2)     $10.00      $(0.01)(1)        $(0.49)      $(0.00)          $(0.00)        $ 9.50     (5.00)%
---------------------------------------------------------------------------------------------------------
SMALL CAP GROWTH FUND
---------------------------------------------------------------------------------------------------------
CLASS R
2004(3)     $ 8.13      $(0.11)(1)        $ 0.90       $(0.00)          $(0.00)        $ 8.92      9.72%
---------------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND
---------------------------------------------------------------------------------------------------------
CLASS A
2004        $17.04      $(0.04)(1)        $ 4.96       $(0.02)          $(0.52)        $21.42     28.96%
2003         20.03        0.03(1)          (2.11)       (0.07)(4)        (0.84)         17.04     (9.88)
2002         18.57        0.04(1)           3.29        (0.11)           (1.76)         20.03     19.31
2001         14.77        0.19              4.23        (0.21)           (0.41)         18.57     30.55
2000         13.31        0.27              1.38        (0.19)           (0.00)         14.77     12.59



---------------------------------------------------------------------------------------------------------
AGGRESSIVE ALLOCATION FUND
---------------------------------------------------------------------------------------------------------
CLASS A
2004        $ 8.21      $ 0.03(1)         $ 1.00       $(0.03)          $(0.00)        $ 9.21     12.54%
2003          9.07        0.00(1)          (0.80)       (0.06)(6)        (0.00)          8.21     (8.73)
2002          9.95        0.08(1)          (0.83)       (0.13)(7)        (0.00)          9.07     (7.54)
2001(5)      10.00        0.02             (0.06)       (0.01)           (0.00)          9.95     (0.38)
---------------------------------------------------------------------------------------------------------
BALANCED ALLOCATION FUND
---------------------------------------------------------------------------------------------------------
CLASS A
2004        $ 8.45      $ 0.08(1)         $ 0.90       $(0.07)          $(0.00)        $ 9.36     11.67%
2003          9.02      $ 0.11(1)          (0.55)       (0.13)           (0.00)          8.45     (4.80)
2002(8)       9.72        0.17(1)          (0.69)       (0.18)           (0.00)          9.02     (5.41)
2001         11.68        0.29             (0.46)       (0.24)           (1.55)          9.72     (1.92)
2000         10.31        0.23              1.35        (0.21)           (0.00)         11.68     15.48
---------------------------------------------------------------------------------------------------------
CONSERVATIVE ALLOCATION FUND
---------------------------------------------------------------------------------------------------------
CLASS A
2004        $ 9.57      $ 0.15(1)         $ 0.41       $(0.13)          $(0.00)        $10.00      5.92%
2003          9.66        0.14(1)          (0.06)       (0.17)(10)       (0.00)          9.57      0.90
2002         10.04        0.24(1)          (0.36)       (0.26)           (0.00)          9.66     (1.21)
2001(9)      10.00        0.07              0.02        (0.05)           (0.00)         10.04      0.90


                                                       RATIO         RATIO OF NET
                                     RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE   (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS       NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE    (BEFORE FEE       (BEFORE FEE       TURNOVER
          YEAR (000)   NET ASSETS     NET ASSETS      WAIVERS)         WAIVERS)           RATE
------------------------------------------------------------------------------------------------
SMALL CAP CORE FUND
------------------------------------------------------------------------------------------------
CLASS A
2004(2)    $    241       1.56%        (0.92)%         1.56%            (0.92)%             4%
------------------------------------------------------------------------------------------------
SMALL CAP GROWTH FUND
------------------------------------------------------------------------------------------------
CLASS R
2004(3)    $    168       1.70%        (1.62)%         1.70%            (1.62)%           340%
------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND
------------------------------------------------------------------------------------------------
CLASS A
2004       $202,755       1.43%        (0.19)%         1.43%            (0.19)%           116%
2003        147,501       1.45          0.23           1.45              0.23             127
2002         43,052       1.41          0.29           1.41              0.29             106
2001         12,315       1.45          1.10           1.50              1.05             128
2000          9,727       1.46          1.72           1.52              1.66             120
------------------------------------------------------------------------------------------------
AGGRESSIVE ALLOCATION FUND
------------------------------------------------------------------------------------------------
CLASS A
2004       $  3,519       0.55%         0.36%          0.80%             0.11%             42%
2003          2,744       1.13         (0.02)          1.38             (0.27)             78
2002          2,744       1.37          0.90           1.62              0.65              40
2001(5)       2,500       0.63          0.85           1.01              0.47               5
------------------------------------------------------------------------------------------------
BALANCED ALLOCATION FUND
------------------------------------------------------------------------------------------------
CLASS A
2004       $ 16,900       1.23%         0.90%          1.23%             0.90%            230%
2003         16,515       1.34          1.38           1.34              1.38             171
2002(8)      16,664       1.25          1.88           1.25              1.88             106
2001         13,592       1.28          2.06           1.33              2.00             161
2000          3,965       1.26          1.95           1.32              1.89             182
------------------------------------------------------------------------------------------------
CONSERVATIVE ALLOCATION FUND
------------------------------------------------------------------------------------------------
CLASS A
2004       $  3,457       0.53%         1.46%          0.78%             1.21%             27%
2003          3,048       0.95          1.58           1.20              1.33              38
2002          2,689       1.27          2.43           1.52              2.18              27
2001(9)       2,522       0.62          2.95           1.00              2.57               5

+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED. TOTAL RETURN EXCLUDES SALES CHARGE.

(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

(2) SMALL CAP CORE FUND COMMENCED OPERATIONS ON APRIL 2, 2004. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(3) SMALL CAP GROWTH FUND CLASS R COMMENCED OPERATIONS ON JULY 31, 2003. ALL RATIOS FOR THE RESPECTIVE PERIODS HAVE BEEN ANNUALIZED.

(4) INCLUDES A TAX RETURN OF CAPITAL OF $(0.01) FOR CLASS A FOR SMALL CAP VALUE FUND.

(5) THE AGGRESSIVE ALLOCATION FUND CLASS A COMMENCED OPERATIONS ON MARCH 6, 2001. ALL RATIOS FOR THE RESPECTIVE PERIODS HAVE BEEN ANNUALIZED.

(6) INCLUDES A TAX RETURN OF CAPITAL OF $(0.06) FOR CLASS A FOR THE AGGRESSIVE ALLOCATION FUND.

(7) INCLUDES A TAX RETURN OF CAPITAL OF $(0.04) FOR CLASS A FOR THE AGGRESSIVE ALLOCATION FUND.

(8) AS REQUIRED, EFFECTIVE JUNE 1, 2001, BALANCED ALLOCATION FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN INCLUDING PAYDOWN GAINS AND LOSSES AS AN ADJUSTMENT TO INTEREST INCOME. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED MAY 31, 2002 WAS $0.00 ON PER SHARE DATA AND AN INCREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.02%. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(9) THE CONSERVATIVE ALLOCATION FUND CLASS A COMMENCED OPERATIONS ON MARCH 6, 2001. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(10) INCLUDES A TAX RETURN OF CAPITAL OF $(0.03) FOR CLASS A FOR THE CONSERVATIVE ALLOCATION FUND.

                                                            FINANCIAL HIGHLIGHTS


SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED




          NET ASSET                    REALIZED AND     DIVIDENDS   DISTRIBUTIONS
            VALUE,         NET          UNREALIZED      FROM NET       FROM NET      NET ASSET
          BEGINNING     INVESTMENT      GAIN (LOSS)    INVESTMENT      REALIZED     VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS     INCOME     CAPITAL GAINS     OF YEAR    RETURN+
--------------------------------------------------------------------------------------------------------
BOND FUND ++
--------------------------------------------------------------------------------------------------------
CLASS A
2004        $10.47       $0.37(1)         $(0.47)        $(0.37)       $(0.00)        $10.00     (0.96)%
2003          9.88       $0.46(1)           0.56          (0.43)        (0.00)         10.47     10.57
2002(2)       9.73        0.54(1)           0.14          (0.53)        (0.00)          9.88      7.13
2001          9.40        0.59              0.34          (0.60)        (0.00)          9.73     10.26
2000          9.95        0.57             (0.55)         (0.57)        (0.00)          9.40      0.05
--------------------------------------------------------------------------------------------------------
GOVERNMENT MORTGAGE FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(3)     $ 9.30       $0.28            $(0.06)        $(0.31)       $(0.00)        $ 9.21      2.32%
--------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS A
2004        $11.11       $0.34(1)         $(0.41)        $(0.34)       $(0.00)        $10.70     (0.60)%
2003         10.42        0.41(1)           0.69          (0.41)        (0.00)         11.11     10.71
2002         10.26        0.52(1)           0.16          (0.52)        (0.00)         10.42      6.78
2001          9.92        0.62              0.34          (0.62)        (0.00)         10.26      9.88
2000         10.41        0.61             (0.48)         (0.61)        (0.01)          9.92      1.25
--------------------------------------------------------------------------------------------------------
LIMITED MATURITY BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(4)     $10.10       $0.16            $(0.10)        $(0.18)       $(0.00)        $ 9.98      0.58%
--------------------------------------------------------------------------------------------------------
TOTAL RETURN ADVANTAGE FUND
--------------------------------------------------------------------------------------------------------
CLASS R
2004(4)     $10.48       $0.29            $(0.04)        $(0.29)       $(0.24)        $10.20      2.39%
--------------------------------------------------------------------------------------------------------
ULTRA SHORT BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $10.08       $0.16(1)         $(0.07)        $(0.17)       $(0.00)        $10.00      0.93%
2003(5)      10.00        0.09(1)           0.08          (0.09)        (0.00)         10.08      1.67

                                                    RATIO OF NET
                                     RATIO OF NET    OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE     (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS        NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE     (BEFORE FEE       (BEFORE FEE       TURNOVER
          YEAR (000)   NET ASSETS     NET ASSETS       WAIVERS)         WAIVERS)           RATE
-------------------------------------------------------------------------------------------------
BOND FUND ++
-------------------------------------------------------------------------------------------------
CLASS A
2004       $ 11,193       0.99%         3.61%           0.99%             3.61%            338%
2003         14,985       0.96          4.48            0.96              4.48             213
2002(2)       9,530       0.96          5.45            0.96              5.45              98
2001          8,944       0.97          6.14            1.02              6.09              73
2000         10,237       1.12          5.89            1.14              5.87             155
-------------------------------------------------------------------------------------------------
GOVERNMENT MORTGAGE FUND
-------------------------------------------------------------------------------------------------
CLASS R
2004(3)    $    222       1.19%         3.76%           1.28%             3.67%            380%
-------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
-------------------------------------------------------------------------------------------------
CLASS A
2004       $ 13,662       0.84%         3.15%           0.99%             3.00%            164%
2003         11,250       0.83          3.76            0.98              3.61             129
2002          8,926       0.82          5.02            0.97              4.87             141
2001          8,172       0.84          6.09            1.04              5.89             133
2000          3,874       0.83          5.97            1.04              5.76             201
-------------------------------------------------------------------------------------------------
LIMITED MATURITY BOND FUND
-------------------------------------------------------------------------------------------------
CLASS R
2004(4)    $    141       1.07%         1.95%           1.17%             1.85%            136%
-------------------------------------------------------------------------------------------------
TOTAL RETURN ADVANTAGE FUND
-------------------------------------------------------------------------------------------------
CLASS R
2004(4)    $    325       1.15%         3.30%           1.30%             3.15%            134%
-------------------------------------------------------------------------------------------------
ULTRA SHORT BOND FUND
-------------------------------------------------------------------------------------------------
CLASS I
2004       $176,280       0.36%         1.54%           0.56%             1.34%            120%
2003(5)     129,599       0.26          1.81            0.58              1.49             239

+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED, UNLESS OTHERWISE INDICATED. TOTAL RETURN EXCLUDES SALES CHARGE.

++ EFFECTIVE JUNE 9, 2000, THE PARKSTONE BOND FUND WAS MERGED INTO THE ARMADA BOND FUND. THE FINANCIAL HIGHLIGHTS FOR THE PERIODS PRIOR TO JUNE 9, 2000 REFLECT THE PERFORMANCE HISTORY OF THE PARKSTONE BOND FUND. THE NET ASSET VALUES AT THE BEGINNING OF EACH PERIOD AND THE CHANGES IN NET ASSET VALUES, INCLUDING THE NET ASSET VALUES AT THE END OF EACH PERIOD LISTED HAVE BEEN RESTATED TO REFLECT THE CONVERSION RATE OF .9725738 FOR CLASS A ON THE DATE OF THE REORGANIZATION.


(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

(2) AS REQUIRED, EFFECTIVE JUNE 1, 2001, BOND FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN INCLUDING PAYDOWN GAINS AND LOSSES AS AN ADJUSTMENT TO INTEREST INCOME. THIS RESULTED IN A $0.01 INCREASE IN NET INVESTMENT INCOME PER SHARE AND A $0.01 DECREASE IN REALIZED AND UNREALIZED GAINS (LOSSES) PER SHARE FOR THE YEAR ENDED MAY 31, 2002. THE EFFECT OF THIS CHANGE ALSO RESULTED IN AN INCREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.06% FOR THE YEAR ENDED MAY 31, 2002. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(3) GOVERNMENT MORTGAGE FUND CLASS R COMMENCED OPERATIONS ON AUGUST 1, 2003. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(4) LIMITED MATURITY BOND FUND AND TOTAL RETURN ADVANTAGE FUND CLASS R COMMENCED OPERATIONS ON JULY 31, 2003. ALL RATIOS FOR THE RESPECTIVE PERIODS HAVE BEEN ANNUALIZED.


(5) ULTRA SHORT BOND FUND (FORMERLY SHORT DURATION BOND FUND) CLASS I COMMENCED OPERATIONS ON DECEMBER 2, 2002. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

FINANCIAL HIGHLIGHTS

SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED



          NET ASSET                 DIVIDENDS
            VALUE,        NET       FROM NET     NET ASSET
          BEGINNING   INVESTMENT   INVESTMENT   VALUE, END    TOTAL
           OF YEAR      INCOME       INCOME       OF YEAR    RETURN
-------------------------------------------------------------------
MONEY MARKET FUND
-------------------------------------------------------------------
CLASS A
2004        $1.00     $(0.00)(2)     $(0.00)       $1.00      0.43%
2003         1.00       0.01(1)       (0.01)        1.00      0.94
2002         1.00       0.02(1)       (0.02)        1.00      2.16
2001         1.00       0.06          (0.06)        1.00      5.74
2000         1.00       0.05          (0.05)        1.00      5.25

                                                      RATIO         RATIO OF NET
                                    RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF     INVESTMENT    TO AVERAGE     (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES       INCOME       NET ASSETS       NET ASSETS
            END OF     TO AVERAGE    TO AVERAGE    (BEFORE FEE       (BEFORE FEE
          YEAR (000)   NET ASSETS    NET ASSETS      WAIVERS)          WAIVERS)
-----------------------------------------------------------------------------------
MONEY MARKET FUND
-----------------------------------------------------------------------------------
CLASS A
2004      $  902,676      0.68%         0.43%         0.78%            0.33%
2003       1,097,776      0.65          0.94          0.75             0.84
2002       1,763,870      0.65          2.08          0.75             1.98
2001       2,030,360      0.58          5.58          0.73             5.43
2000       1,717,661      0.55          5.14          0.71             4.98

(1)  PER SHARE AMOUNTS CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

(2)  AMOUNT REPRESENTS LESS THAN $0.01 PER SHARE.

                               INVESTMENT ADVISER
                       Allegiant Asset Management Company
                             1900 East Ninth Street
                              Cleveland, Ohio 44114

                                   DISTRIBUTOR
                       Professional Funds Distributor, LLC
                                 760 Moore Road
                            King of Prussia, PA 19406

                                  LEGAL COUNSEL
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996

                             NOT PART OF PROSPECTUS

                         ALLEGIANT FUNDS PRIVACY NOTICE

         The basis of each customer relationship at Allegiant Funds is built on trust. You have chosen to do business with Allegiant Funds, and we guard that relationship with great care, beginning with the information you have chosen to share with us.

         Allegiant Funds is dedicated to protecting the privacy of your nonpublic personal information. We maintain information about you in order to provide you with the most effective and convenient access to our broad range of financial products and services. We want you to understand what information we collect, and how we use and protect it.

         WHAT INFORMATION WE COLLECT

         "Nonpublic personal information" is information about you that we obtain in connection with providing our financial products or services. Such information includes for example, name, address, age, and account balance.

         We may collect nonpublic personal information about you from the following sources:

         o Information that you provide to us, such as on applications or other forms, or

         o   Information about your transactions with us

         OUR SECURITY PROCEDURES

         To maintain security of customer information, we restrict access to your personal and account information to persons who need to know that information to provide you products or services. We maintain physical, electronic and procedural safeguards to guard information.

         WHAT INFORMATION WE DISCLOSE

         Allegiant Funds does not disclose nonpublic personal information about you to any third party companies, except as permitted by federal law. The confidentiality of your nonpublic personal information will continue to be maintained consistent with this privacy notice even if you decide to close your account(s), your account becomes inactive, or you otherwise cease to do business with us.

         Allegiant Funds works with third parties to bring you financial services. We disclose information about you as necessary to fulfill these third party service agreements. For example, we may disclose information about you to third parties that assist us in servicing or maintaining your mutual fund account, or other business relationship, such as printing checks or providing periodic account statements. We may also disclose information about you to governmental entities, such as sending annual income statements to the IRS.

         We may disclose all of the information we collect, as described above, to third parties that perform marketing services on our behalf or to other financial institutions, such as National City and its affiliates, with whom we have joint marketing agreements in order to make a variety of financial services available to you. These third parties must agree to strict confidentiality provisions to assure the protection of your information. Because we already limit the sharing of your nonpublic personal information as outlined above, no action is necessary on your part to ensure this result.

         ALLEGIANT FUNDS' PLEDGE TO YOU

         We believe that your privacy should never be compromised. At the same time, we want to offer you the array of financial products and services you need to accomplish your financial goals. We believe we can do both by adhering to the provisions of this privacy notice.

BOARD OF TRUSTEES


ROBERT D. NEARY
CHAIRMAN
Retired Co-Chairman, Ernst & Young
Director:
Commercial Metals Company
Strategic Distribution, Inc.


HERBERT R. MARTENS, JR.
PRESIDENT
Executive Vice President,
   National City Corporation
Chairman and Chief Executive
   Officer, NatCity Investments, Inc.


JOHN G. BREEN
Retired Chairman and CEO,
    The Sherwin Williams CO.
Director:
The Sherwin Williams Co.
Parker Hannifin Corp.
Mead Westvaco Corp.
Goodyear Tire & Rubber Co.
The Stanley Works


JOHN F. DURKOTT
President and Chief Executive Officer
   Kittle's Home Furnishings Center, Inc.


ROBERT J. FARLING
Retired Chairman, President and Chief
    Executive Officer, Centerior Energy


RICHARD W. FURST
Garvice D. Kincaid Professor of Finance
    and Dean Emeritus, Gatton College of
    Business and Economics, University
    of Kentucky


GERALD L. GHERLEIN
Retired Executive Vice President and
   General Counsel, Eaton Corporation


DALE C. LAPORTE
Partner, Calfee, Halter & Griswold LLP


KATHLEEN A. OBERT
Chairman and Chief Executive Officer,
    Edward Howard & Co.


J. WILLIAM PULLEN
President and Chief Executive Officer,
   Whayne Supply Company








The Allegiant Funds Trustees also serve as Trustees of Allegiant Advantage Fund.

                                                                          [Logo]

                                                              Allegiant(R) Funds
                                                          www.allegiantfunds.com

More information about the Funds is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI, as it may be amended or supplemented from time to time, includes more detailed information about Allegiant Funds and is available, free of charge, on the Funds' website. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

ANNUAL AND SEMI-ANNUAL REPORTS
These reports list each Fund's holdings and contain information from the Funds' managers about strategies and recent market conditions and trends and their impact on Fund performance. The reports also contain detailed financial information about the Funds and are available, free of charge, on the Funds' website.

TO OBTAIN MORE INFORMATION:
By Internet:
WWW.ALLEGIANTFUNDS.COM

By Telephone:
Call 1-800-622-FUND (3863)

By Mail:
P.O. Box 8421
Boston, MA 02266-8421

From the SEC:

You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about Allegiant Funds, from the EDGAR Database on the SEC's website (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC. For information on the operation of the Public Reference Room, call 202-942-8090. You may request documents from the SEC, upon payment of a duplicating fee, by e-mailing the SEC at PUBLICINFO@SEC.GOV or writing to:

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102


Allegiant Funds' Investment Company Act registration number is 811-4416.


                                                                          [Logo]
                                                                    Allegiant(R)
                                                                           Funds
                                                          WWW.ALLEGIANTFUNDS.COM